STOCK PURCHASE AGREEMENT

                                      among

                                 CLUBCORP, INC.,

                   THE TRUSTEES OF THE ROBERT DEDMAN TRUST #1,

                   THE TRUSTEES OF THE ROBERT DEDMAN TRUST #2,

                              THE DEDMAN FOUNDTION,

                              THE ROBERT AND NANCY
                               DEDMAN FOUNDATION,

                     CYPRESS MERCHANT BANKING PARTNERS L.P.,

                         CYPRESS OFFSHORE PARTNERS L.P.,

                   CYPRESS MERCHANT BANKING PARTNERS II L.P.,

                        CYPRESS MERCHANT BANKING II C.V.

                                       and

                          55th STREET PARTNERS II L.P.

                          dated as of October 26, 1999

                                TABLE OF CONTENTS


ARTICLE I      DEFINITIONS
Section 1.1    Certain Defined Terms
Section 1.2    Other Defined Terms
Section 1.3    Other Definitional Provisions

ARTICLE II     PURCHASE AND SALE
Section 2.1    The Closings
Section 2.2    Purchase and Sale; Consideration
Section 2.3    Closing Deliveries by the Company
Section 2.4    Closing Deliveries by the Selling Stockholders
Section 2.5    Closing Delivers by the Purchasers and the Subsequent Purchasers

ARTICLE III    REPRESENTATIONS AND WARRANTIES REGARDING
               THE SELLING STOCKHOLDERS
Section 3.1    Organization
Section 3.2    Authority
Section 3.3    Title to Shares
Section 3.4    Non-Contravention
Section 3.5    Consents and Approvals
Section 3.6    Brokers
Section 3.7    No Other Representations or Warranties

ARTICLE  IV    REPRESENTATIONS AND WARRANTIES REGARDING
               THE COMPANY
Section 4.1    Organization
Section 4.2    Authority
Section 4.3    Capitalization
Section 4.4    Non-Contravention
Section 4.5    Consents and Approvals
Section 4.6    Subsidiaries
Section 4.7    SEC Reports
Section 4.8    Financial Information
Section 4.9    No Undisclosed Liabilities
Section 4.10   Absence of Certain Changes or Events
Section 4.11   Certain Contracts and Agreements
Section 4.12   Benefit Plans; ERISA
Section 4.13   Compliance with Law; Other Instruments
Section 4.14   Litigation
Section 4.15   Real Property
Section 4.16   Intellectual Property
Section 4.17   Tax Matters
Section 4.18   Environmental Laws
Section 4.19   Insurance
Section 4.20   Brokers
Section 4.21   Transactions with Affiliates
Section 4.22   No Conflicting Interests of Selling Stockholders
Section 4.23   Labor Matters
Section 4.24   Year 2000 Problem
Section 4.25   No Other Representations or Warranties

ARTICLE V      REPRESENTATIONS AND WARRANTIES
               REGARDING THE PURCHASERS
Section 5.1    Organization
Section 5.2    Authority
Section 5.3    Non-Contravention
Section 5.4    Consents and Approvals
Section 5.5    Purchase for Investment
Section 5.6    Financial Capability
Section 5.7    No Other Representations or Warranties
Section 5.8    Brokers

ARTICLE VI     ADDITIONAL AGREEMENTS
Section 6.1    Conduct of Business Prior to the First Closing
Section 6.2    Regulatory and Other Authorizations; Notices and Consents
Section 6.3    Access to Information
Section 6.4    Further Action
Section 6.5    Reservation of Shares
Section 6.6    Appointment of Directors
Section 6.7    New Credit Agreement
Section 6.8    D&O Insurance
Section 6.9    Operating Company

ARTICLE VII    CONDITIONS TO CLOSINGS
Section 7.1    Conditions to Obligations of the Purchasers
Section 7.2    Conditions to Obligations of the Company and the Selling Stockholders

ARTICLE VIII   INDEMNIFICATION
Section 8.1    Survival of Representations and Warranties
Section 8.2    Indemnification
Section 8.3    Indemnification Amounts
Section 8.4    Indemnification Procedures
Section 8.5    Non-Exclusive Remedy
Section 8.6    Certain Limitations

ARTICLE IX     TERMINATION AND WAIVER
Section 9.1    Termination

ARTICLE X      GENERAL PROVISIONS
Section 10.1   Expenses
Section 10.2   Notices
Section 10.3   Interpretation
Section 10.4   Counterparts
Section 10.5   Entire Agreement; No Third Party Beneficiaries
Section 10.6   Governing Law; Consent to Jurisdiction
Section 10.7   Severability
Section 10.8   Assignment
Section 10.9   Other Agreements
Section 10.10  Amendment
Section 10.11  Waiver of Jury Trial
Section 10.12  Public Disclosure

Exhibits
Exhibit A      Stockholders Agreement
Exhibit B      Warrant
Exhibit C-1    Officer's Certificate of ClubCorp
Exhibit C-2    Certificate of Selling Stockholder
Exhibit D-1    Legal Opinion of Sullivan & Cromwell
Exhibit D-2    Legal Opinion of Hughes & Luce, L.L.P.
Exhibit D-3    Legal Opinion of Morris, Nichols, Arsht & Tunnell
Exhibit E      Certificate of Purchasers
Exhibit F      Legal Opinion of Simpson Thacher & Bartlett

                           STOCK PURCHASE AGREEMENT

          STOCK PURCHASE AGREEMENT, dated as of October 26, 1999, among Cypress Merchant Banking Partners L.P., a Delaware limited partnership ("CMBP"), Cypress Offshore Partners L.P., a Cayman Islands exempt limited partnership ("COP"), Cypress Merchant Banking Partners II L.P., a Delaware limited partnership ("CMBP II"), Cypress Merchant Banking II C.V., a "commanditaire vennootschap" in accordance with Netherlands Law ("CMBCV"), 55th Street Partners II L.P., a Delaware limited partnership ("55th Street" and, collectively with CMBP, COP, CMBP II and CMBCV, the "Purchasers"), ClubCorp, Inc., a Delaware corporation (the "Company"), and Rachael Dedman, Robert H. Dedman, Jr., Mark Dietz, Patricia Dedman Dietz, Jerry W. Dickenson, Brad Kelly, Levan Kelly, Jim Maser, Melinda Mercer and Jim Mertz, as trustees of the Robert Dedman Trust #1, an inter vivos trust established under the laws of the State of Texas by an indenture made and entered on December 6, 1969, Rachael Dedman, Robert H. Dedman, Jr., Mark Dietz, Patricia Dedman Dietz, Jerry W. Dickenson, Brad Kelly, Levan Kelly, Jim Maser, Melinda Mercer and Jim Mertz, as trustees of the Robert Dedman Trust #2, an inter vivos trust established under the laws of the State of Texas by an indenture made and entered on December 6, 1969, The Dedman Foundation, a Texas non-profit corporation, and The Robert and Nancy Dedman Foundation, a Texas non-profit corporation (collectively, the "Selling Stockholders").

                              W I T N E S S E T H :

          WHEREAS, subject to the terms and conditions set forth in this Agreement, the Selling Stockholders have agreed to sell to the Purchasers and the Purchasers have agreed to purchase from the Selling Stockholders, shares of common stock, par value $0.01 per share, of the Company (the "Common Stock");

          WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company has agreed to issue and sell to the Purchasers and the Purchasers have agreed to purchase from the Company, shares of Common Stock and warrants to purchase shares of Common Stock;

          WHEREAS, as a condition and inducement to the parties' willingness to enter into this Agreement, at the First Closing (as defined in Section 2.1) the Company, the Selling Stockholders and certain other stockholders of the Company will execute and deliver to the Purchasers a stockholders agreement in the form of Exhibit A hereto, dated as of the First Closing Date (as defined in Section 2.1) (the "Stockholders Agreement"), and each of the Purchasers will execute and deliver to the Company, each of the Selling Stockholders and such other stockholders the Stockholders Agreement; and

          WHEREAS, the parties hereto are entering into this Agreement to provide for the purchase and sale of the Common Stock and the warrants to purchase shares of Common Stock.

          NOW, THEREFORE, in consideration of the premises and the mutual terms, conditions and agreements set forth herein, the Purchasers, the Company and the Selling Stockholders hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

          SECTION 1.1 Certain Define Terms. As used in this Agreement, the following terms shall have the following meanings:

          "Affiliate" means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such specified Person, for so long as such Person remains so associated to the specified Person.

          "Agreement" means this Stock Purchase Agreement, as it may be amended, supplemented, restated or modified from time to time.

          "Board"  means  the  Board  of  Directors  of  the  Company.

          "Business Day" means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in The City of New York or in Dallas, Texas.


                       [CONFIDENTIAL TREATMENT REQUESTED]


          "control" (including the terms "controlled by" and "under common control with"), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise.

          "Encumbrance" means any security interest, pledge, mortgage, lien (statutory or other), charge, option to purchase, lease or otherwise acquire any interest or any claim, restriction, covenant, title defect, hypothecation, assignment, deposit arrangement or other encumbrance of any kind or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement).

          "Exchange  Act" means the Securities Exchange Act of 1934, as amended.

          "GAAP" means generally accepted accounting principles applied on a consistent basis, set forth in the Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants, or their successors which are applicable in the circumstances as of the date in question. The requirement that such principles be applied on a consistent basis shall mean that the accounting principles applied in a current period are comparable in all material respects to those applied in connection with the preparation of the Company's Annual Report on Form 10-K for the fiscal year ended December 29, 1998.

          "Governmental Authority" means any federal, state, local or foreign governmental, regulatory or administrative agency, authority, instrumentality or commission or any court, tribunal or judicial or arbitral body.

          "Government Order" means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

          "Group" shall have the meaning assigned to it in Section 13(d)(3) of the Exchange Act.

          "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

          "Indebtedness" means, with respect to any Person, without duplication,
(a) all indebtedness of such Person, whether or not contingent, for borrowed money (including reimbursement obligations in respect of letters of credit, guarantees or similar instruments), (b) all obligations of such Person for the deferred purchase price of property or services, (c) all other indebtedness of such Person evidenced by notes, bonds, debentures, letters of credit or other similar instruments, (d) all obligations under leases required to be classified and accounted for as capital leases in accordance with GAAP, and (e) all indebtedness of others referred to in clauses (a) through (d) above guaranteed directly or indirectly in any manner by such Person.

          "Intellectual Property" means all intellectual property rights, including, without limitation: (a) copyrights and copyrightable works, including computer applications, programs, software, databases and related items, (b) trademarks, service marks, trade names, brand names, product names, corporate names and logos, and (c) all registrations, applications, recordings, licenses or other agreements and common-law or other rights related to the foregoing.

          "knowledge", with respect to any Person, shall mean the actual knowledge of such Person, or in the case of the Company or its Subsidiaries, the actual knowledge of the Persons listed on Schedule 1.1 hereto, in each case, after reasonable inquiry (by at least one such Person) with respect to the facts or matters specified.

          "Material Adverse Effect" means a material adverse effect upon the business, operations, properties, assets, liabilities, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole, or on the ability of the parties hereto to perform their respective obligations under this Agreement and the other Transaction Agreements (as defined below) and to consummate the transactions consummated hereby and thereby; provided, however, that an effect resulting from a change in GAAP or Financial Accounting Standards Board or SEC interpretation thereof applicable to the Company shall not be considered in determining if a Material Adverse Effect has occurred.

          "Permits" means all licenses, permits, orders, consents, approvals, registrations, authorizations, qualifications and filings with and under all federal, state, local or foreign laws and Governmental Authorities and all industry or other non-governmental self-regulatory organizations (including, without limitation, all state and city operating licenses issued by the regulatory authorities of the jurisdictions in which the Company transacts business).

          "Person" means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivisions thereof or any Group comprised of two or more of the foregoing.

          "SEC"  means  the  U.S.  Securities  and  Exchange  Commission.

          "Securities  Act"  means  the  Securities  Act  of  1933,  as amended.

          "Shares"  means  shares  of  the  Common  Stock.

          "Transaction Agreements" means this Agreement, the Stockholders Agreement and the Warrants (as defined in Section 2.2(b)(ii)).

  The following terms shall have the meanings defined for such terms in the sections set forth below:


TERM                                  SECTION
----                                 ---------
55th Street                           Recitals
[CONFIDENTIAL TREATMENT REQUESTED]
CMBCV                                 Recitals
CMBP                                  Recitals
CMBP II                               Recitals
Code                                    4.12(c)
Common Stock                          Recitals
Company                               Recitals
Company IP                              4.16(a)
Company Plans                           4.12(a)
Company Reports                         4.7
Contracts                               3.4
Controlled Group                        4.12(c)
COP                                   Recitals
Damages                                 8.2 (a)
Deductible                              8.3 (a)
Environmental Laws                      4.18(d)
Environmental Permits                   4.18(d)
Environmental Report                    4.18(d)
ERISA                                   4.12(a)
Existing Shares                         2.2 (a)
Existing Shares Purchase Price          2.2 (a)
First Closing                           2.1 (a)
First Closing Date                      2.1 (a)
Government Approval                     3.5
HSR Approval                            3.5
Improvements                            4.15(b)
Indemnitee                              8.4 (a)
Indemnitor                              8.4 (a)
Initial New Shares                      2.2 (b)
Initial New Shares Purchase Price       2.2 (b)
Insurance Policies                      4.19
Initial Purchase                        2.2 (b)
Initial Warrants                        2.2 (b)
Land                                    4.15(b)
Law                                     3.4
Lease                                   4.15(a)
Leased Improvements                     4.15(b)
Leased Properties                       4.15(b)
Leasehold                               4.15(a)
Litigation                              4.14
Material Contracts                      4.11
Materials of Environmental Concern      4.18(d)
Membership Contracts                    4.15(a)
New Credit Agreement                     4.3(f)
New Shares                               2.2(b)
New Shares Purchase Price                2.2(b)
Notice                                   8.4(a)
Owned Properties                        4.15(b)
Properties                              4.15(b)
Purchasers                            Recitals
Second Closing                          2.1 (b)
Second Closing Date                     2.1 (b)
Selling Stockholders                  Recitals
Software                                4.24
Stockholders Agreement                Recitals
Subsequent New Shares                   2.2 (b)
Subsequent New Shares Purchase Price    2.2 (b)
Subsequent Purchase                     2.2 (b)
Subsequent Purchasers                   2.2 (b)
Subsequent Warrants                     2.2 (b)
Subsidiary                              4.6 (a)
Tax Return                              4.17(b)
Taxes                                   4.17(b)
Warrants                                2.2 (b)
Year 2000 Compliant                     4.24

          SECTION 1.3. Other Definitional Provisions. (a) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article, Schedule, Section, and Exhibit references are to this Agreement unless otherwise specified.

          (b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                                   ARTICLE II

                                PURCHASE AND SALE

          SECTION  2.1.  The  Closings.

          (a) The First Closing. The closing (the "First Closing") of the Initial Purchase (as defined in Section 2.2(b)(i)) as provided for in this Agreement shall be held at the offices of Simpson Thacher & Bartlett, 425
Lexington Avenue, New York, New York 10017, five Business Days after the conditions to the First Closing set forth in Sections 7.1(a) and 7.2(a) hereof have been satisfied or waived (other than the conditions which by their terms are to be satisfied at the First Closing), or at such other time, date and place as shall be agreed upon by the parties hereto. The actual time and date of the First Closing are herein called the "First Closing Date".

          (b) The Second Closing. The closing (the "Second Closing") of the Subsequent Purchase (as defined in Section 2.2(b)(ii)) as provided for in this Agreement shall be held at the place set forth in Section 2.1(a), two Business Days after the conditions to the Second Closing set forth in Sections 7.1(b) and 7.2(b) hereof have been satisfied or waived (other than the conditions which by their terms are to be satisfied at the Second Closing), or at such other time, date and place as shall be agreed upon by the Company and the Purchasers. The actual time and date of the Second Closing are herein called the "Second Closing Date".

          SECTION  2.2.  Purchase  and  Sale;  Consideration

          (a) Subscription and Purchase of Existing Shares. Upon the terms and subject to the conditions of this Agreement, at the First Closing, each of the Purchasers, severally and not jointly, hereby agrees to purchase from the Selling Stockholders the number of Shares set forth opposite such Purchaser's name on Schedule 2.2(a) (collectively, the "Existing Shares"), free and clear of all Encumbrances, for a price of $16.00 per share, representing an aggregate purchase price of $75.0 million (the "Existing Shares Purchase Price"). Each of the Selling Stockholders, severally and not jointly, hereby agrees to sell and deliver to the Purchasers against payment of the purchase price therefor in immediately available funds the number of Shares set forth opposite such Selling Stockholder's name on Schedule 2.2(a) for a purchase price of $16.00 per share. Each Selling Stockholder shall sell and deliver its Existing Shares to the particular Purchaser or Purchasers designated by the Purchasers.

          (b)  Subscription  and  Purchase  of  New  Shares  and  the  Warrants.

          (i) First Closing. Upon the terms and subject to the conditions of this Agreement, at the First Closing, each of the Purchasers hereby agrees to purchase from the Company the number of Shares and warrants to purchase Shares in the form of Exhibit B hereto (the "Initial Warrants") set forth opposite its name on Schedule 2.2(b)(i), and the Company hereby agrees to issue, sell and deliver to the Purchasers against payment of the purchase price in immediately available funds an aggregate of 9,375,000 Shares (the "Initial New Shares") and Initial Warrants to purchase 1,012,500 Shares (without giving effect to any adjustment as provided in the Initial Warrants), in each case, free and clear of all Encumbrances, for an aggregate purchase price of $150.0 million (the "Initial New Shares Purchase Price"). The purchase by the Purchasers of the Existing Shares, the Initial New Shares and the Initial Warrants is hereinafter collectively referred to as the "Initial Purchase".

          (ii) Second Closing. Upon the terms and subject to the conditions of this Agreement, at the Second Closing, each of CMBP II, CMBCV and 55th Street (collectively, the "Subsequent Purchasers") hereby agrees to purchase from the Company the number of Shares and warrants to purchase Shares in the form of Exhibit B hereto (the "Subsequent Warrants" and, collectively with the Initial Warrants, the "Warrants") set forth opposite its name on Schedule 2.2(b)(ii), and the Company hereby agrees to issue, sell and deliver to the Subsequent Purchasers against payment of the purchase price in immediately available funds an aggregate number of Shares determined in accordance with the next succeeding sentence (the "Subsequent New Shares " and, collectively with the Initial New Shares, the "New Shares") and Warrants to purchase an aggregate number of Shares determined in accordance with the second succeeding sentence, in each case, free and clear of all Encumbrances, for an aggregate purchase price of not less than $50.0 million and not greater than $75.0 million (the "Subsequent New Shares Purchase Price" and, collectively with the Initial New Shares Purchase Price, the "New Shares Purchase Price"), as determined in accordance with Section 5.3(iv) of the Stockholders Agreement. At the Second Closing, the Company will issue, sell and deliver to the Subsequent Purchasers and the Subsequent Purchasers will purchase from the Company an aggregate number of Subsequent New Shares equal to the quotient of the Subsequent New Shares Purchase Price divided by $16.00. At the Second Closing, the Company will issue, sell and deliver to the Subsequent Purchasers and the Subsequent Purchasers will purchase from the Company Subsequent Warrants to purchase an aggregate number of Shares (without giving effect to any adjustment as provided in the Subsequent Warrants) equal to the product of the Subsequent New Shares Purchase Price multiplied by 0.0045. The purchase by the Subsequent Purchasers of the Subsequent New Shares and the Subsequent Warrants is hereinafter collectively referred to as the "Subsequent Purchase".

          SECTION  2.3.  Closing  Deliveries  by  the  Company

          (a) At the First Closing, the Company shall deliver to the Purchasers:

          (i) certificates evidencing the Initial New Shares, registered in the name of the applicable Purchaser;

          (ii)  the  executed  Initial  Warrants;

          (iii)  a  receipt  for  the  Initial  New  Shares  Purchase  Price;

          (iv)  an  executed  Stockholders  Agreement;

          (v) the certificate required to be delivered pursuant to Section 7.1(a)(i);

          (vi) the opinions required to be delivered pursuant to Section 7.1(a)(v); and

          (vii) (A) a financing fee payable to the Purchasers or an Affiliate of the Purchasers in an amount in cash equal to $2.25 million by wire transfer of immediately available funds to a bank account or accounts to be designated by the Purchasers in writing at least two Business Days prior to the First Closing Date and (B) an amount representing the expenses of the Purchasers in accordance with Section 10.1

          (b) At the Second Closing, the Company shall deliver to the Subsequent
Purchasers:

          (i) certificates evidencing the Subsequent New Shares, registered in the name of the applicable Subsequent Purchaser;

          (ii)  the  executed  Subsequent  Warrants;

          (iii)  a  receipt  for  the  Subsequent  New  Shares  Purchase  Price;

          (iv) the certificate required to be delivered pursuant to Section 7.1(b)(i);

          (v) the opinion required to be delivered pursuant to Section 7.1(b)(vii); and

          (vi) a financing fee payable to the Subsequent Purchasers or an Affiliate of the Subsequent Purchasers in an amount in cash equal to 1% of the Subsequent New Shares Purchase Price by wire transfer of immediately available funds to a bank account or accounts to be designated by the Subsequent Purchasers in writing at least two Business Days prior to the Second Closing Date.

          SECTION 2.4. Closing Delivers by the Selling Stockholder. At the First Closing, each of the Selling Stockholders shall deliver to the Purchasers:

          (i) certificates evidencing the Existing Shares to be sold by such Selling Stockholder pursuant to Section 2.2(a), duly endorsed for transfer or accompanied by stock powers duly executed, in either case executed in blank or in favor of the applicable Purchaser as designated in writing at least two Business Days prior to the First Closing Date, and otherwise in a form acceptable for transfer on the books of the Company;

          (ii)  a  receipt  for  the  applicable Existing Shares Purchase Price;

          (iii)  an  executed  Stockholders  Agreement;

          (iv) the certificate required to be delivered pursuant to Section 7.1(a)(i); and

          (v)  the  opinions  required  to  be  delivered  pursuant  to  Section
7.1(a)(v).

          SECTION 2.5. Closing Deliveries by the Purchasers and the Subsequent Purchasers.

          (a)  At  the  First  Closing,  each  of  the Purchasers shall deliver:

          (i)  to  the  Company:

               (A) the Initial New Shares Purchase Price for the Initial New Shares and the Initial Warrants to be purchased by such Purchaser pursuant to
Section 2.2(b)(i), by wire transfer of immediately available funds to a bank account or accounts to be designated by the Company in writing at least two
Business  Days  prior  to  the  First  Closing  Date;

               (B) receipts for the Initial New Shares and the Initial Warrants purchased by such Purchaser pursuant to Section 2.2(b)(i);

               (C)  an  executed  Stockholders  Agreement;

               (D) the certificate required to be delivered pursuant to Section 7.2(a)(i); and

               (E) the opinions required to be delivered pursuant to Section 7.2(a)(v).

          (ii)  to  each  of  the  Selling  Stockholders:

               (A) the applicable Existing Shares Purchase Price for the Existing Shares to be purchased by such Purchaser pursuant to Section 2.2(a), by wire transfer of immediately available funds to a bank account or accounts to be designated by the applicable Selling Stockholder in writing at least two Business Days prior to the First Closing Date;

               (B) receipts for the Existing Shares purchased by such Purchaser pursuant to Section 2.2(a);

               (C)  an  executed  Stockholders  Agreement;

               (D) the certificate required to be delivered pursuant to Section 7.2(a)(i); and

               (E) the opinions required to be delivered pursuant to Section 7.2(a)(v).

          (b) At the Second Closing, each of the Subsequent Purchasers shall deliver to the Company:

          (i) the Subsequent New Shares Purchase Price for the Subsequent New Shares and the Subsequent Warrants to be purchased by such Subsequent Purchaser pursuant to Section 2.2(b)(ii), by wire transfer of immediately available funds to a bank account or accounts to be designated by the Company in writing at least two Business Days prior to the Second Closing Date;

          (ii) receipts for the Subsequent New Shares and the Subsequent Warrants purchased by such Subsequent Purchaser pursuant to Section 2.2(b)(ii);

          (iii) the certificate required to be delivered pursuant to Section 7.2(b)(i); and

          (iv) the opinion required to be delivered pursuant to Section 7.2(b)(vii).

                                   ARTICLE III

              REPRESENTATIONS AND WARRANTIES REGARDING THE SELLING
                                  STOCKHOLDERS

          Each of the Selling Stockholders, severally and not jointly, hereby represents and warrants to the Purchasers as follows:

          SECTION 3.1. Organization. Such Selling Stockholder, (a) if a trust, has been duly established and is a valid trust under the laws of the State of Texas and (b) if a corporation, has been duly incorporated and is validly existing and in good standing under the laws of its jurisdiction of incorporation. Each Selling Stockholder has provided to the Purchasers a complete and correct copy of its certificate of incorporation and by-laws or indenture creating the trust, as the case may be, and all amendments thereto, as in effect on the date of this Agreement.

          SECTION 3.2. Authority. If such Selling Stockholder is a trust, the trustees of that trust have all necessary trust power and authority, and, if such Selling Stockholder is a corporation, that corporation has all necessary corporate power and authority to enter into this Agreement and the Stockholders Agreement and has taken all action necessary to execute and deliver such agreements, to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder. This Agreement and the Stockholders Agreement have been or will be duly executed and delivered by such Selling Stockholder. Assuming the due execution of this Agreement and the Stockholders Agreement by the Company, the Purchasers and the other Selling
Stockholders (and, in the case of the Stockholders Agreement, by each of the other stockholders of the Company party thereto), this Agreement constitutes and the Stockholders Agreement will constitute legal, valid and binding obligations of such Selling Stockholder, enforceable against it in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

          SECTION 3.3. Title to Shares. Such Selling Stockholder is the record and beneficial owner of the Existing Shares set forth opposite such Selling Stockholder's name on Schedule 2.2(a), free and clear of all Encumbrances and has full authority to sell such Existing Shares. Such Selling Stockholder is not a party to any other agreement, and no such option, right or agreement exists, that requires, or that may require, upon the passage of time, the payment of money or the occurrence of any other event, such Selling Stockholder to transfer any of such Existing Shares to anyone other than the Purchasers. Upon consummation of the transactions contemplated hereby, such Selling Stockholder will transfer good and valid title to the Existing Shares set forth opposite such Selling Stockholder's name on Schedule 2.2(a) to the Purchasers, free and clear of all Encumbrances (other than Encumbrances created by the Purchasers or the Stockholders Agreement).

          SECTION 3.4. Non-Contravention. Neither the execution or delivery of this Agreement or the Stockholders Agreement by such Selling Stockholder nor the performance by such Selling Stockholder of its obligations hereunder or thereunder nor the consummation by such Selling Stockholder of the transactions contemplated hereby or thereby, will result in (a) a violation of or a conflict with the certificate of incorporation or by-laws of such Selling Stockholder or the indenture creating such Selling Stockholder, (b) a breach or violation of, or a default under (with or without notice or lapse of time or both), any term or provision of, or any right of termination, cancellation, modification or acceleration arising under, any note, bond, mortgage, indenture, license, contract, commitment, arrangement, agreement, lease or other instrument or obligation ("Contracts") or Permit to which such Selling Stockholder is a party or is subject or by which any of its properties or assets are bound, (c) a violation by such Selling Stockholder of any Government Order, or statute, law, ordinance, rule or regulation, whether federal, foreign, state or local ("Law"), to which such Selling Stockholder is subject or by which any of its properties or assets are bound, or (d) the imposition of any Encumbrance on the business, properties or assets of such Selling Stockholder or the Existing Shares owned by it, except in the case of clauses (b), (c) and (d), for those breaches, defaults, rights, violations or impositions which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

          SECTION 3.5. Consents and Approvals. No consent, approval, order or authorization of, notice to, or declaration, filing or registration with ("Government Approval") any Governmental Authority, or consent, approval or waiver of any other Person, is required to be made or obtained by such Selling Stockholder in connection with the execution, delivery and performance of this Agreement or the Stockholders Agreement and the consummation of the transactions contemplated hereby or thereby except those that have been made or obtained prior to the date hereof, and except for the filing of all notices, reports and other documents required by, and the expiration or termination of all waiting periods under, the HSR Act ("HSR Approval"), and except for those Government Approvals or consents, approvals or waivers of any other Person which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

          SECTION 3.6. Brokers. No broker, finder or investment banker is entitled to any broker's, finder's or other fee or commission in connection with the transactions contemplated by this Agreement and the other Transaction Agreements based upon agreements or other arrangements made by or on behalf of such Selling Stockholder, except for Merrill Lynch & Co., the fees of whom shall be the responsibility of the Company, and the material terms of which have been previously disclosed to the Purchasers.

          SECTION 3.7. No Other Representations or Warranties. Except for the representations and warranties contained in this Article III, none of the Selling Stockholders nor any other Person has made or makes any other express or implied representation or warranty, either oral or written, on behalf of any of the Selling Stockholders.

                                   ARTICLE IV

              REPRESENTATIONS AND WARRANTIES REGARDING THE COMPANY

          The Company hereby represents and warrants to the Purchasers as follows:

          SECTION 4.1. Organization. The Company is a corporation duly incorporated and validly existing and in good standing under the laws of the State of Delaware and each of its Subsidiaries is a corporation, limited liability company or limited partnership duly incorporated or organized (as the case may be), validly existing and in good standing under the laws of the jurisdiction of its organization, except where the failure of such Subsidiaries to be in good standing, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. The Company and each of its Subsidiaries have full power and authority to conduct their respective businesses as they are currently being conducted and to own, lease and operate their respective properties and assets, except where the failure to have such power and authority, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. The Company and each of its Subsidiaries are duly qualified to do business as foreign entities and are in good standing in each jurisdiction in which the character or location of the properties and assets owned or operated by them or the nature of the businesses conducted by them makes such qualification necessary, except where the failure to be so qualified or in good standing, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. The Company has provided to the Purchasers a complete and correct copy of its certificate of incorporation and by-laws, and all amendments thereto, as in effect on the date of this Agreement.

          SECTION 4.2. Authority. The Company has all necessary corporate power and authority to enter into this Agreement and the other Transaction Agreements and perform its obligations hereunder and thereunder and consummate the transactions contemplated hereby and thereby and the Company has taken all corporate action necessary to execute and deliver such agreements, to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder. This Agreement and the other Transaction Agreements have been or will be duly executed and delivered by the Company. Assuming the due execution of this Agreement and the Stockholders Agreement by the Purchasers and the Selling Stockholders (and, in the case of the Stockholders Agreement, by each of the other stockholders of the Company party thereto), this Agreement constitutes and the other Transaction Agreements will constitute legal, valid and binding obligations of the Company, enforceable against it in accordance with their terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

          SECTION 4.3. Capitalization. (a) As of October 22, 1999, the capitalization of the Company consisted of:

          (i) 250,000,000 authorized shares of Common Stock, of which 85,003,740 shares were issued or outstanding;

          (ii) 150,000,000 authorized shares of preferred stock of the Company, of which no shares were issued or outstanding; and

          (iii) no shares of any other class or series of capital stock were authorized, issued or outstanding.

          Since October 22, 1999, no shares of Common Stock have been issued, other than upon the exercise of Company options described in Schedule 4.3(b) or as otherwise described on Schedule 4.3(a). All of the outstanding Shares (including, without limitation, the Existing Shares) have been duly and validly authorized and validly issued and are fully paid and nonassessable and were not issued in violation of, or subject to, any preemptive, subscription or other similar rights of any other Person.

          (b) Except as set forth on Schedule 4.3(b), and except for the Warrants, there are no subscriptions, options, warrants, calls, commitments, contracts, preemptive rights or other rights of any kind outstanding for the purchase of, nor any securities convertible into or exchangeable for, any equity interests of the Company, nor has the Company taken or agreed to take any action to issue or grant the same. Except as set forth in the Stockholders Agreement and except for redemption obligation pursuant to Section 6.05 of The ClubCorp Employee Stock Ownership Plan, effective as of January 1, 1999, the Company is not obligated to purchase, redeem or otherwise acquire any shares of its capital stock or other equity interests. There are no restrictions upon the voting or transfer of any Shares pursuant to the certificate of incorporation or by-laws of the Company or, except as described on Schedule 4.3(b), any agreement or other instrument to which the Company or any of its stockholders are a party or by which the Company or, to the knowledge of the Company, any of the stockholders of the Company are bound (other than the Stockholders Agreement). Except as set forth on Schedule 4.3(b), the consummation of the transactions contemplated by this Agreement will not trigger the anti-dilution provisions or other price adjustment mechanisms of any outstanding subscriptions, options, warrants, calls, commitments, contracts, preemptive rights, demands, conversion rights or other agreements or arrangements of any character or nature whatsoever under which the Company is or may be obligated to issue or acquire Shares or any other capital stock.

          (c) The New Shares and the Shares to be issued upon the exercise of the Warrants have been duly and validly authorized and, when issued pursuant to the terms of this Agreement and the Warrant, will be validly issued, fully paid and nonassessable and shall be delivered to the Purchasers free and clear of all Encumbrances (other than Encumbrances created by the Purchasers and the Stockholders Agreement) and shall not be issued in violation of, nor subject to, any preemptive, subscription or other similar rights of any other Person (other than as set forth in the Stockholders Agreement). The Company has reserved for issuance an aggregate of 1,350,000 Shares for issuance upon exercise of the Warrants. The Warrants have been duly authorized and, on the First Closing Date or the Second Closing Date, as the case may be, will be duly executed and delivered by the Company and will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

          (d) Except as set forth on Schedule 4.3(d), and except for the Stockholders Agreement, the Company has not granted or agreed to grant any rights relating to the registration of its securities under applicable federal and state securities laws, including piggyback rights.

          (e) Except as set forth on Schedule 4.3(e), and except for the Stockholders Agreement, neither the Company nor, to the knowledge of the Company, any of its stockholders is a party to, or has knowledge of any, voting trusts, proxies or any other agreements with respect to the voting of the Shares.

          (f) As of the date hereof, the only outstanding Indebtedness for borrowed money of the Company and its Subsidiaries is (i) Indebtedness under the First Amendment and Restated Credit Agreement, dated as of September 24, 1999, among the Company, Bank of America, N.A., as administrative agent, and the other lenders named therein (the "New Credit Agreement "), and (ii) the Indebtedness set forth on Schedule 4.3(f). (i) There exists no default or event of default (with or without notice or lapse of time or both) by the Company or any of its Subsidiaries under the provisions of the New Credit Agreement and (ii) there exists no default or event of default (with or without notice or lapse of time or both) by the Company or any of its Subsidiaries under the provisions of any instrument evidencing such other Indebtedness or of any agreement relating thereto, that, in either case, permits or would reasonably be expected to result in the counterparty thereto accelerating all or any part of such Indebtedness except, in the case of clause (ii), where such acceleration, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

          SECTION 4.4. Non-Contravention. Except as set forth on Schedule 4.4, neither the execution or delivery of this Agreement or the other Transaction Agreements by the Company nor the performance by the Company of its obligations hereunder or thereunder nor the consummation by the Company of the transactions contemplated hereby or thereby, will result in (a) a violation of or a conflict with any provision of the certificate of incorporation or by-laws of the Company or the organizational documents of any of its Subsidiaries, (b) a breach of, or a default under (with or without notice or lapse of time or both), any term or provision of, or any right of termination, cancellation or acceleration arising under, any Contract or Permit to which the Company or any of its Subsidiaries is a party or is subject or by which any of its properties or assets are bound, (c) a violation by the Company or any of its Subsidiaries of any Government Order or Law to which the Company or any of its Subsidiaries is subject or by which any of its properties or assets are bound, or (d) the imposition of any Encumbrance on the business, properties or assets of the Company or any of its Subsidiaries, except in the case of clauses (b), (c) and (d), for those breaches, defaults, rights, violations or impositions which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

          SECTION 4.5. Consents and Approvals. Except as set forth on Schedule 4.5, no Government Approval with any Governmental Authority, or consent, approval or waiver of any other Person, is required to be made or obtained by the Company in connection with the execution, delivery and performance of this Agreement or the other Transaction Agreements and the consummation of the transactions contemplated hereby or thereby except those that have been made or obtained prior to the date hereof, and except for the HSR Approval, and except for those Government Approvals or consents, approvals or waivers of any other Person which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

          SECTION 4.6. Subsidiaries (a) As used herein, "Subsidiary" shall mean (i) any corporation of which a majority of the securities entitled to vote generally in the election of directors thereof, at the time as of which any determination is being made, are owned by another entity, either directly or indirectly and (ii) any joint venture, general or limited partnership, limited liability company or other legal entity in which an entity is the record or beneficial owner, directly or indirectly, of a majority of the voting interests or the general partner;

                       [CONFIDENTIAL TREATMENT REQUESTED]

Schedule 4.6(a) accurately sets forth each Subsidiary of the Company, other than Subsidiaries that, individually or in the aggregate, are not material to the operations of the Company and its Subsidiaries, taken as a whole, including its name, place of incorporation or formation, and if not wholly owned directly or indirectly by the Company, the record ownership as of the date of this Agreement of all capital stock or other equity interests issued thereby. All shares of capital stock or other equity interests of any Subsidiary directly or indirectly owned by the Company have been duly authorized and validly issued, are fully paid, and, in the case of corporations, nonassessable and, except as set forth on Schedule 4.6(a), are directly or indirectly owned by the Company free and clear of all Encumbrances and have not been issued in violation of, nor subject to, any preemptive, subscription or other similar rights of any other Person (other than as described on Schedule 4.6(a)).

          (b) Except as set forth on Schedule 4.6(b), there are no outstanding subscriptions, options, warrants, calls, contracts, preemptive rights, demands, commitments, conversion rights or other agreements or arrangements of any character or nature whatsoever under which any Subsidiary of the Company is or may be obligated to issue or acquire its capital stock or other equity interests.

          (c) Except as set forth on Schedule 4.6(c), there are no voting trusts, proxies or any other agreements with respect to the voting of any capital stock or other equity interests of any Subsidiary of the Company.

          (d) Except for the Subsidiaries and as set forth on Schedule 4.6(d), the Company does not own any capital stock, membership interests, security or other interest in any other Person that is material, in the aggregate, to the Company, and, except as set forth in Schedule 4.6(d), neither the Company nor any of its Subsidiaries has any written, or to the knowledge of the Company, oral understanding or agreement to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person that is material, in the aggregate, to the Company, other than a wholly-owned Subsidiary of the Company.

          SECTION 4.7. SEC Reports. The Company has made available to the Purchasers an accurate and complete copy of each report filed since January 1, 1997 by the Company with the SEC pursuant to the Exchange Act as amended or supplemented (collectively, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein, the "Company Reports"). As of its date of filing, each Company Report complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to such Company Report. No such Company Report (including any and all financial statements included therein) contained when filed or (except to the extent revised or superseded by a subsequent filing with the SEC prior to the date hereof) contains any untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading. Since January 1, 1997, the Company has filed all reports and other documents required to be filed by it under the Securities Act and the Exchange Act on a timely basis. The Company is not required to, and has not been required to, register its Shares under the Exchange Act in accordance with the Exchange Act and the rules and regulations promulgated by the SEC thereunder.

          SECTION 4.8. Financial Information. Each of the consolidated financial statements (including the notes thereto) included in the Company Reports complied as to form, as of its date of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, has been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presents the consolidated financial position of Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended. The books and records of Company and its consolidated Subsidiaries have been, and are being, maintained in all material respects in accordance with GAAP.

          SECTION 4.9. No Undisclosed Liabilities. Except for (a) liabilities included or reserved for in the audited consolidated balance sheet of the Company included in its Annual Report on Form 10-K for the fiscal year ended December 29, 1998 or the unaudited consolidated balance sheet of the Company included in its Quarterly Report on Form 10-Q for the quarter ended September 7, 1999, each as filed with the SEC, (b) liabilities or obligations disclosed on
Schedule 4.9, (c) liabilities or obligations incurred since December 29, 1998 in the ordinary course of business consistent with past practice, which are not, in the aggregate, material to the Company and its Subsidiaries, taken as a whole, and (d) obligations to be performed or satisfied after the date hereof under the Material Contracts (as defined below), at December 29, 1998, neither Company nor any of its Subsidiaries had, and since such date none of them has incurred, any material liabilities or material obligations of any nature whatsoever (whether accrued, absolute, contingent or otherwise and whether or not required to be reflected in Company's financial statements in accordance with GAAP).

          SECTION 4.10. Absence of Certain Changes or Events. (a) Except as set forth in the Company Reports filed and publicly available prior to the date hereof, since December 29, 1998, no event, change or circumstance has occurred which has had, or would reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect.

          (b) Except as set forth in the Company Reports filed and publicly available prior to the date hereof, since December 29, 1998, Company and its Subsidiaries have carried on their respective businesses only in the ordinary and usual course consistent with their past practices.

          (c) Except as disclosed on Schedule 4.10(c) and in the Company Reports filed and publicly available prior to the date hereof and except for the execution of this Agreement, since December 29, 1998, the Company has not taken any action or omitted to take any action and there has not occurred any event which, if it had taken place following the First Closing, would not have been permitted by Section 5.3 of the Stockholders Agreement (other than the actions specified in clause (xiv) thereof) without the prior consent of the Purchasers.

          SECTION 4.11. Certain Contracts and Agreements. All contracts material to the business of the Company and its Subsidiaries to which the Company or its Subsidiaries is a party as of the date hereof, including, but not limited to, all (i) contracts requiring by their terms payments by or to the Company or any of its Subsidiaries of, or the provision of services valued at, amounts in excess of $15.0 million per year, which are not terminable by the Company or any of its Subsidiaries upon 90 days' notice, (ii) management contracts with respect to properties of third parties that are managed by the Company or any of its Subsidiaries, (iii) partnership agreements and joint venture agreements to which the Company or any of its Subsidiaries is a party (including any management agreements relating thereto), (iv) employment, severance or consulting agreements, (v) agreements granting to any third party a right of first refusal, first offer or other right to purchase any of the Properties, (vi) agreements materially limiting or restricting the ability of the Company or any of its Subsidiaries to enter into or engage in any line of business or any geographic area, (vii) agreements or contracts with any Selling Stockholder or any other Affiliate of the Company or any Selling Stockholder (other than agreements covered by clause (iv)), (viii) contracts or agreements entered into within the last three years relating to the acquisition by the Company or any of its Subsidiaries of any other Person or any investment interests in any other Person or the disposition of any assets by the Company or any of its Subsidiaries or any such investment interest, in each case, in an amount in excess of $1.0 million, (ix) contracts or agreements under which the Company or any of its Subsidiaries has outstanding Indebtedness in excess of $5.0 million, and (x) contracts or agreements under which the Company or any of its Subsidiaries has indemnification obligations, other than obligations in the ordinary course of business (collectively, the "Material Contracts"), are set forth on Schedule 4.11. Each of the Material Contracts is in full force and effect, and, assuming the due authorization, execution and delivery thereof by the counterparties thereto, is the legal, valid and binding obligation of the Company or its Subsidiary, as the case may be, enforceable against it in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing, except where the failure to be in full force and effect or be a legal, valid and binding obligation, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 4.11, there are no existing defaults, nor have any events or circumstances occurred which, with or without notice or the lapse of time or both, would constitute defaults by the Company or its Subsidiaries, or, to the knowledge of the Company, any other party, under any of the Material Contracts, except for defaults as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

          SECTION 4.12. (a) Schedule 4.12 contains a true and complete list of each "employee benefit plan" (within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), including, without limitation, multiemployer plans within the meaning of ERISA section 3(37)), stock purchase, stock option, severance, employment, change-in-control, fringe benefit, collective bargaining, bonus, incentive, deferred compensation and all other employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA (including any funding mechanism therefor now in effect or required in the future as a result of the transactions contemplated by this Agreement and the other Transaction Agreements or otherwise), under which any employee or former employee of the Company or any of its Subsidiaries has any present or future right to benefits and under which the Company or any of its Subsidiaries has any present or future liability. All such plans, agreements, programs, policies and arrangements shall be collectively referred to as the "Company Plans".

          (b) With respect to each Company Plan, the Company has made available to the Purchasers a current, accurate and complete copy (or, to the extent no such copy exists, an accurate description) thereof and, to the extent applicable: (i) any related trust agreement or other funding instrument; (ii) the most recent determination letter, if applicable; (iii) any summary plan description and other written communications (or a description of any oral communications) by the Company or any of its Subsidiaries to their employees concerning the extent of the benefits provided under a Company Plan; and (iv) for the two most recent years (A) the Form 5500 and attached schedules, (B) audited financial statements and (C) actuarial valuation reports.

          (c) (i) Each Company Plan has been established and administered in substantial compliance with the applicable provisions of ERISA, the U.S. Internal Revenue Code of 1986, as amended (the "Code"), and other applicable Law and with the terms of such Company Plan; (ii) each Company Plan which is intended to be qualified within the meaning of Code section 401(a) has received a favorable determination letter as to its qualification, and to the knowledge of the Company nothing has occurred, whether by action or failure to act, that could reasonably be expected to cause the loss of such qualification; (iii) no event has occurred and no condition exists that would subject the Company or any of its Subsidiaries, either directly or by reason of their affiliation with any member of their "Controlled Group" (defined as any organization which is a member of a controlled group of organizations within the meaning of Code sections 414(b), (c), (m) or (o)), to any tax, fine, lien, penalty or other liability imposed by ERISA, the Code or other applicable Law which would be material to the Company and its Subsidiaries, taken as a whole; (iv) no "reportable event" for which the 30-day reporting requirement has not been waived (as such term is defined in ERISA section 4043), "prohibited transaction", that, assuming the taxable period of such transaction expired as of the date hereof, could subject the Company or any Subsidiary to a tax or penalty imposed by either Code section 4975 or ERISA section 502(i) in an amount which would be material, or "accumulated funding deficiency" (as such term is defined in ERISA section 302 and Code section 412 (whether or not waived)) has occurred with respect to any Company Plan; (v) no Company Plan provides retiree welfare benefits and neither the Company nor any of its Subsidiaries have any obligation to provide any retiree welfare benefits other than as required by section 4980B of the Code; and (vi) within the five years prior to the date hereof, neither the Company nor any member of its Controlled Group has engaged in, or is a successor or parent corporation to an entity that has engaged in, a transaction described in sections 4069 or 4212(c) of ERISA.

          (d) With respect to each of the Company Plans that is not a multiemployer plan within the meaning of section 4001(a)(3) of ERISA but is subject to Title IV of ERISA, as of the First Closing Date and the Second Closing Date, the assets of each such Company Plan are at least equal in value to the actuarially determined present value of all benefit liabilities within the meaning of section 412 of the Code or section 302 of ERISA, based on the actuarial methods and assumptions indicated in the most recent actuarial valuation reports.

          (e) With respect to any multiemployer plan (within the meaning of ERISA section 4001(a)(3)) to which the Company, its Subsidiaries or any member of their Controlled Group has any liability or contributes (or has within the past 12 months contributed or had an obligation to contribute), none of the Company, its Subsidiaries or any member of their Controlled Group has incurred any withdrawal liability exceeding $5.0 million under Title IV of ERISA or would be subject to such liability if, as of the First Closing Date and the Second Closing Date, the Company, its Subsidiaries or any member of their Controlled Group were to engage in a complete withdrawal (as defined in ERISA section 4203) or partial withdrawal (as defined in ERISA section 4205) from any such multiemployer plan.

          (f) With respect to any Company Plan, (i) no actions, suits or claims (other than routine claims for benefits in the ordinary course) are pending or, to the knowledge of the Company, threatened, (ii) no facts or circumstances exist that could reasonably be expected to give rise to any such actions, suits or claims, and (iii) no written or oral communication has been received from the U.S. Pension Benefit Guaranty Corporation in respect of any Company Plan subject to Title IV of ERISA concerning the funded status of any such plan or any transfer of assets and liabilities from any such plan in connection with the transactions contemplated herein.

          (g) No Company Plan exists that could result in the payment to any present or former employee of the Company or any of its Subsidiaries of any money or other property or accelerate or provide any other rights or benefits to any present or former employee of the Company or any of its Subsidiaries as a result of the transactions contemplated by this Agreement and the other Transaction Agreements. There is no contract, plan or arrangement (written or otherwise) covering any employee or former employee of the Company or any of its Subsidiaries that, individually or collectively, could give rise to the payment of any material amount that would not be deductible pursuant to the terms of section  280G  of  the  Code.

          (h) The Company constitutes an "operating company" as defined in 29 CFR Section 2510.3-101(c).

          SECTION 4.13. Compliance with Law; Other Instruments. (a) Except as set forth on Schedule 4.13(a), the Company and its Subsidiaries are in compliance with, and are not in default under, all applicable Laws and Government Orders except for such failures to be in compliance or such defaults which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. The Company and its Subsidiaries have not received any notice of, and to the knowledge of the Company, no investigation or review is in process or threatened by any Governmental Authority with respect to, any material violation or alleged material violation of any Law or Government Order.

          (b) Except as set forth on Schedule 4.13(b), the Company and its Subsidiaries hold all Permits necessary for the ownership and conduct of their respective businesses in each of the jurisdictions in which they conduct or operate their respective businesses in the manner now conducted and all of such Permits are in full force and effect, except for those failures to hold or to remain in full force and effect which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. There are no pending or, to the knowledge of the Company, threatened, suits, actions, proceedings or investigations with respect to the possible revocation, cancellation, suspension, limitation or nonrenewal of any such Permits, and there has occurred no event which (whether with notice or lapse of time or both) could reasonably be expected to result in or constitute the basis for such a revocation, cancellation, suspension, limitation or nonrenewal thereof, except in such cases where such revocation, cancellation, suspension, limitation or nonrenewal, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

          SECTION 4.14. Litigation. Except as disclosed on Schedule 4.14, there is no action, order, writ, injunction, judgment, fine or decree outstanding or suit, litigation, proceeding, arbitral action, investigation or claim ("Litigation"), including, without limitation, those involving any Governmental Authority, pending or, to the knowledge of the Company, threatened by or against or relating to (a) the Company or any of its Subsidiaries, which, if adversely determined, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or (b) the transactions contemplated by this Agreement and the other Transaction Agreements, nor does the Company have any knowledge of any event which could lead to any such Litigation.

          SECTION 4.15. Real Property. (a) Except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect:

          (i)  Owned  Properties.  Except  for  the  Encumbrances  described  in
Section 4.15(a)(iv) or disclosed on Schedule 4.15(a)(i), the Company and its Subsidiaries own good and marketable fee simple title to all of the Owned
Properties,  free  and  clear  of  any  liens  or  security  interests;

          (ii)  Leased Properties.  (1) Except for the Encumbrances described in
Section 4.15(a)(iv) and except as set forth on Schedule 4.15(a)(ii)(1), the Company or its Subsidiary identified therein holds a valid leasehold interest (each, a "Leasehold") in the Leased Properties described on Schedule 4.15(e)(ii) pursuant to a valid lease or ground lease (each, a "Lease"), (2) each of the Leases is in full force and effect, (3) the Company or its Subsidiary which is the lessee under each Lease is not in default under any such Lease in respect of any monetary obligation or otherwise, subject however to obtaining the consents identified on Schedule 4.15(a)(ii)(3) as it relates to the Leases, (iv) each of the Leases represents the agreement between the Company or its Subsidiary and the lessor thereunder with respect to the applicable Leasehold, and (v) the Company or its Subsidiary which is the lessee under each Lease enjoys peaceable and quiet possession thereunder;

          (iii) Improvements in Operable Condition. All Improvements and Leased Improvements are in operable condition and are free from defects or damage which would render them unfit for their continued use in the manner in which they currently are used. All water, sewer, gas, electric, telephone, access and drainage facilities and all other utilities required by Law and by the normal operation of the Improvements (1) are available to the Improvements with valid permits (where required), and (2) are adequate to service the Improvements for their intended purposes and to permit compliance in all respects with all applicable Law;

          (iv)  Encumbrances.  Except  as  set  forth  below and as set forth on
Schedule 4.15(a)(iv), the Properties are not subject to any Encumbrances except for (1) Encumbrances identified in the Company Reports filed and publicly available prior to the date hereof, (2) Encumbrances imposed or promulgated by Law or any Governmental Authority with respect to real property, including Encumbrances for Taxes, assessments or other governmental charges not yet due and payable or due but not delinquent or being contested in good faith by appropriate proceedings; and (3) mechanics', carriers', workmen's, repairmen's or other like liens arising or incurred in the ordinary course of business; provided that the same which relate to amounts owed in excess of $25,000 are being contested in good faith by appropriate proceedings;

          (v) Condemnation. There is no pending or, to the knowledge of the Company, threatened condemnation, expropriation, eminent domain or similar proceeding affecting all or any part of the Properties, and the Company and its Subsidiaries have not received any written or oral notice of any of the same or have any knowledge that any such proceeding is contemplated;

          (vi) Access. The Company and its Subsidiaries have, or have obtained all easements and rights of way required from all Governmental Authorities or from private parties for the normal use and operation of the Properties and to ensure adequate vehicular and pedestrian ingress and egress from each such Property; and

          (vii) Memberships. Except as set forth on Schedule 4.15(a)(vii), the Company and its Subsidiaries are not in default under any membership contract or other agreement, direct or indirect, written or verbal, which gives rights with regard to the use of any of the Properties to any party ("Membership Contracts"), nor, to the knowledge of the Company, is any member in default of its obligations under any Membership Contract.

          (b) No memberships pertaining to any club or golf course located at any Property have been issued in violation of any federal or state securities laws or regulations.

          (c) Except as set forth on Schedule 4.15(c), no member of any club or golf course located at any Property has any ownership interest in any part of such Property granted by such member's membership contract or by the applicable club's or golf course's by-laws.

          (d) The Properties constitute all of the material real property which is either owned or leased by the Company and its Subsidiaries.

          (e) For purposes of this Agreement, the terms below are defined as follows:

          (i)  "Owned  Properties"  means:  (1)  the  real property set forth on
Schedule 4.15(e)(i)(1) hereto (the "Land"); (2) all existing buildings, structures and other improvements, located upon the Land, including without limitation all hotels, conference center buildings, restaurants, athletic buildings, clubhouse buildings, maintenance facilities, golf courses, driving ranges, practice areas, landscaping improvements, man-made lakes, irrigation systems (including sprinklers, pipe, and fittings), lakeliners, pumps, flood control works, paving, walkways, road improvements, parking facilities and all other improvements of whatever kind owned by the Company and its Subsidiaries which have previously been made, installed or erected and are now located on the Land (collectively, the "Improvements"); and (3) all appurtenances, hereditaments, easements, reversionary rights, and all other rights, privileges, and entitlements belonging to or running with the Land; and

          (ii) "Leased Improvements" include all existing buildings, structures and other improvements located upon each of the parcels of real property comprising a golf facility, resort, or athletic club or other business facility leased by the Company and its Subsidiaries as set forth on Schedule 4.15(e)(ii) hereto (the "Leased Properties"), which buildings, structures and other improvements include without limitation all hotels, conference center buildings, restaurants, athletic buildings, clubhouse buildings, maintenance facilities, golf courses, driving ranges, practice areas, landscaping improvements, man-made lakes, irrigation systems (including sprinklers, pipes and fittings), lakeliners, pumps, flood control works, paving, walkways, road improvements, parking facilities, and all other improvements of whatever kind owned by the Company and its Subsidiaries which have previously been made, installed or erected and are now located on such Leased Properties (collectively, the "Leased Improvements," and together with the Leaseholds, the Improvements, the Owned Properties and the Leased Properties, the "Properties").

          SECTION 4.16. Intellectual Property (a) Schedule 4.16(a) sets forth a complete and accurate list of all material Intellectual Property that the Company and its Subsidiaries own or are licensed to use (in each case, as set forth on Schedule 4.16(a)) (the "Company IP"). All of the Company IP is valid, enforceable, unexpired, is free of Encumbrances, has not been abandoned and, to the knowledge of the Company, does not infringe or otherwise impair the Intellectual Property of any third party. The Company IP constitutes substantially all of the Intellectual Property used in or necessary for the conduct of its business as currently conducted.

          (b) The Company has not licensed or otherwise granted to others any rights to use the Company IP except as set forth on Schedule 4.16(b).

          (c) To the knowledge of the Company, the use of the Company IP by the Company does not infringe on or otherwise violate the rights of any Person and is in accordance with any applicable licenses pursuant to which the Company acquired the right to use such Intellectual Property.

          (d) Except as disclosed on Schedule 4.16(d) and to the Company's knowledge, no Person is challenging, infringing on or otherwise violating any right of the Company with respect to the Company IP, and no Government Order has been rendered or is, to the knowledge of the Company, threatened, by any Governmental Authority that would limit, cancel or question the validity of the right of the Company or any Subsidiary to own or use any Company IP.

          SECTION 4.17. Tax Matters. (a) Except as set forth on Schedule 4.17(a), (i) all material Tax Returns that are required to be filed by or with respect to the Company and its Subsidiaries have been duly filed, (ii) all material Taxes of the Company and its Subsidiaries due and payable, whether or not shown on the Tax Returns referred to in clause (i), have been paid in full,
(iii) the Tax Returns referred to in clause (i) have been examined by the Internal Revenue Service or the appropriate state, local or foreign taxing authority or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired, (iv) all material deficiencies asserted or assessments made as a result of such examinations have been paid in full, (v) no material issues that have been raised by the relevant taxing authority in connection with the examination of any of the Tax Returns referred to in clause (i) are currently pending, (vi) no waiver of statutes of limitation have been given by or requested with respect to any Taxes of the Company or its Subsidiaries, (vii) there are no liens for Taxes on any asset of the Company or any of its Subsidiaries other than for current Taxes not yet due and payable, or if due, (A) not delinquent or (B) being contested in good faith by appropriate proceedings, (viii) no consent has been filed relating to the Company or any of its Subsidiaries pursuant to Section 341(f) of the Code, and (ix) the federal taxable net operating loss of the Company and its Subsidiaries is not subject to a limitation under Section 382 of the Code, and will not be subject to such a limitation as a result of the transactions contemplated by this Agreement and the other Transaction Agreements.

          (b) For purposes of this Agreement, the terms below are defined as follows:

          (i) "Taxes" means all taxes, charges, fees, levies, penalties or other assessments imposed by any United States federal, state, local or foreign taxing authority, including, but not limited to, income, excise, property, sales and use, transfer, franchise, payroll, withholding, social security or other taxes, including any interest, penalties or additions attributable thereto.

          (ii) "Tax Return" means any return, report, information return or other document (including any related or supporting information) filed or required to be filed with any taxing authority with respect to Taxes.

          SECTION  4.18.  Environmental  Laws.  (a)  Except  as  disclosed  on
Schedule 4.18 hereto or as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect: (i) the Company and its Subsidiaries comply and have complied, during all applicable statute of limitations periods, with all applicable Environmental Laws; and possess and comply, and have possessed and complied during all applicable statute of limitations periods, with all Environmental Permits; (ii) there are and have been no releases of Materials of Environmental Concern or other physical conditions at any property owned, operated, or otherwise used by the Company or any of its Subsidiaries, now or, to the knowledge of the Company, in the past, or, to the knowledge of the Company, at any other location (including without limitation any facility to which Materials of Environmental Concern from the Company or any of its Subsidiaries or the Properties have been sent), that could reasonably be expected to give rise to any liability of or costs to the Company or any of its Subsidiaries arising out of any Environmental Law; (iii) no judicial, administrative, or arbitral proceeding (including any notice of violation or alleged violation), under any Environmental Law or with respect to any Materials of Environmental Concern to which the Company or any of its Subsidiaries is, or to the knowledge of the Company will be, named as a party, or affecting the Properties, is pending or, to the knowledge of or the Company, threatened; nor is the Company or any of its Subsidiaries the recipient of any request for information or, to the knowledge of the Company, the subject of any investigation, in connection with any such proceeding or potential proceeding;
(iv) there are no (A) orders, judgments, decrees, or agreements with any Governmental Authority under any Environmental Law or with respect to any Materials of Environmental Concern or (B) agreements with any Person to investigate or remediate any Materials of Environmental Concern, in either case, to which the Company or any of its Subsidiaries is a party or affecting the Properties; (v) to the knowledge of the Company, there are no events, conditions, circumstances, practices, plans, or legal requirements (in effect or reasonably anticipated), that would be reasonably likely within the next five years to prevent the Company or any of its Subsidiaries from, or materially increase the burden on the Company or any of its Subsidiaries of: (A) complying with applicable Environmental Laws, or (B) complying with all Environmental Permits; and (vi) to the knowledge of the Company, each of the foregoing representations and warranties is true and correct with respect to any entity for which the Company or any of its Subsidiaries has assumed or retained liability, whether by contract or operation of law.

          (b) The Company has furnished to the Purchasers true and complete copies of all Environmental Reports.

          (c) This Section 4.18 contains the only representations and warranties of the Company and its Subsidiaries in this Agreement relating to any Environmental Law or Materials of Environmental Concern.

          (d) For purposes of this Agreement, the terms below are defined as follows:

          (i) "Environmental Laws" means any and all Laws of any Governmental Authority, regulating, relating to or imposing liability or standards of conduct concerning protection of the environment or of human health, or employee health and safety as it relates to the presence of or exposure to any substances of any kind.

          (ii) "Environmental Permits" means any and all Permits and any other authorizations required of the Company under any Environmental Law.

          (iii) "Environmental Report" means any environmental report, study, assessment, audit, or other similar document in the possession or control of the Company or any of its Subsidiaries that primarily concerns any issue of actual or potential noncompliance with, actual or potential liability under or cost arising out of, or actual or potential impact on business in connection with, any Environmental Law or any proposed or anticipated change in or addition to Environmental Law, that may affect the Company or any of its Subsidiaries or any entity for which it may be liable.

          (iv) "Materials of Environmental Concern" shall mean any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products, polychlorinated biphenyls, urea-formaldehyde insulation, asbestos, pollutants, contaminants, radioactivity, and any other substances of any kind, whether or not any such substance is defined as hazardous or toxic under any Environmental Law, that is regulated pursuant to or could reasonably be expected to give rise to liability under any Environmental Law.

          SECTION 4.19. Insurance. The Company maintains policies of fire, flood and casualty, general liability, errors and omissions, directors and officers liability and other forms of insurance in such amounts, with such deductibles and against such risks and losses as are set forth on Schedule 4.19 (the "Insurance Policies"). (i) All such Insurance Policies are sufficient for compliance in all material respects with Law, Leases and all other material agreements to which the Company or any of its Subsidiaries is a party and are reasonable for the business and assets of the Company and its Subsidiaries and the Properties, (ii) all such Insurance Policies are in full force and effect, and all premiums due and payable thereon have been paid and the Company and its Subsidiaries have complied with the provisions of such Insurance Policies, (iii) no insurer under any such policy has canceled or generally disclaimed liability under any such policy or indicated any intent to do so or to increase the premiums payable under or not renew any such policy and (iv) to the knowledge of the Company, there is no fact or circumstance that could invalidate the Insurance Policies or make them unenforceable, except, in the case of clauses
(ii), (iii) and (iv), as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

          SECTION 4.20. Brokers. No broker, finder or investment banker is entitled to any broker's, finder's or other fee or commission in connection with the transactions contemplated by this Agreement and the other Transaction Agreements based upon agreements or other arrangements made by or on behalf of the Company, except for Merrill Lynch & Co., the fees of whom shall be the responsibility of the Company, and the material terms of which have been previously disclosed to the Purchasers.

          SECTION 4.21.Transactions with Affiliates. Except as set forth in the Company Reports filed and publicly available prior to the date hereof and as set forth on Schedule 4.21 and except for the Stockholders Agreement, since December 29, 1998, there have been no contracts, agreements, arrangements or understandings of any kind between any Selling Stockholder or any Affiliate of such Selling Stockholder, any of the other stockholders party to the Stockholders Agreement or a member of such stockholder's immediate family, any officer or director of the Company or any of its Subsidiaries or any other Affiliate of the Company (other than a Subsidiary of the Company), on the one hand, and the Company or any of its Subsidiaries, on the other hand, that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act.

          SECTION 4.22. No Conflicting Interests of SellingStockholders. To the Company's knowledge and except as set forth on Schedule 4.22, no Selling Stockholder or any of the other stockholders party to the Stockholders Agreement nor any member of such stockholder's immediate family has any interest, direct or indirect, in, or any material relationship with, any business other than the Company which is or would reasonably be expected to become competitive with, the business of the Company as conducted on the date of this Agreement.

          SECTION 4.23. Labor Matters. Except as set forth on Schedule 4.23, neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or other contract or agreement with any labor organization or other representative of any of the Company's or any of its Subsidiaries' employees, nor is there pending or, to the knowledge of the Company, threatened any strike, walkout or other work stoppage or any union organizing effort by or respecting any of the Company's or any of its Subsidiaries' employees, and the Company and its Subsidiaries have not experienced any such labor controversy within the past three years.

          SECTION 4.24. Labor Matters Except as set forth on Schedule 4.24, to the knowledge of the Company, (a) except for Software described in clause (b) of this Section 4.24, all computer hardware, software, databases and systems and all other automated systems and other equipment (collectively, "Software") owned, held, and/or used by the Company and its Subsidiaries can be used prior to, during and after the calendar year 2000 A.D., and will operate in all material respects during each such time period, either on a stand-alone basis, or by interacting or interoperating with third-party Software without error relating to the processing, calculating, comparing, sequencing or other use of date data, including any errors relating to the occurrence or non-occurrence of a "leap year" in 1900 or 2000 (the foregoing ability, "Year 2000 Compliant");
(b) for any Software that is not Year 2000 Compliant, the Company expects such Software to be Year 2000 Compliant sufficiently promptly so as to avoid any disruption or harm to the business or operations of the Company; and (c) the Company and its Subsidiaries have taken all reasonable measures to address the impact that the year 2000 date change may have on other computer software licensed and/or used by them and have assigned resources reasonably believed to be necessary to the execution of any necessary remediation efforts to provide uninterrupted millennium functionality to record, store, process and present calendar dates falling on or after January 1, 2000 in substantially the same manner and with the same functionality as such software records, stores, processes and presents such calendar dates falling on or before December 31, 1999.

          SECTION 4.25. No Other Representations or Warranties. Except for the representations and warranties contained in this Article IV, neither the Company nor any of its Subsidiaries nor any other Person has made or makes any other express or implied representation or warranty, either oral or written, on behalf of the Company or its Subsidiaries.

                                    ARTICLE V

             REPRESENTATIONS AND WARRANTIES REGARDING THE PURCHASERS

          Each of the Purchasers, severally and not jointly, hereby represents and warrants to the Company and the Selling Stockholders as follows:

          SECTION 5.1. Organization. Such Purchaser is duly organized, validly existing and in good standing as a limited partnership under the laws of the jurisdiction of its organization.

          SECTION 5.2. Authority. Such Purchaser has all necessary limited partnership power and authority to enter into this Agreement and the Stockholders Agreement and has taken all action necessary to execute and deliver such agreements, to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder. This Agreement and the Stockholders Agreement have been or will be duly executed and delivered by such Purchaser. Assuming the due execution of this Agreement and the Stockholders Agreement by the Company, the other Purchasers and the Selling Stockholders (and, in the case of the Stockholders Agreement, by each of the other stockholders of the Company party thereto), this Agreement constitutes and the Stockholders Agreement will constitute legal, valid and binding obligations of such Purchaser, enforceable against it in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

          SECTION 5.3. Non-Contravention. Neither the execution and delivery of this Agreement or the Stockholders Agreement by such Purchaser nor the performance by such Purchaser of its obligations hereunder or thereunder nor the consummation by such Purchaser of the transactions contemplated hereby or thereby, will result in (a) a violation of or a conflict with any provision of the limited partnership agreement of such Purchaser, (b) a breach or violation of, or a default under (with or without notice or lapse of time or both), any term or provision of, or any right of termination, cancellation, modification or acceleration arising under, any Contract or Permit to which such Purchaser is a party or is subject or by which any of its properties or assets are bound, (c) a violation by such Purchaser of any Government Order or Law to which such Purchaser is subject or by which any of its properties or assets are bound, or
(d) the imposition of any Encumbrance on the business, properties or assets of such Purchaser, except in the case of clauses (b), (c) and (d), for those breaches, defaults, rights, violations or impositions which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

          SECTION 5.4. Consents and Approvals. No Government Approval with any Governmental Authority, or consent, approval or waiver of any other Person, is required to be made or obtained by such Purchaser in connection with the execution, delivery and performance of this Agreement or the Stockholders Agreement and the consummation of the transactions contemplated hereby or thereby except those that have been made or obtained prior to the date hereof, and except for the HSR Approval, and except for those Government Approvals or consents, approvals or waivers of any other Person which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

          SECTION 5.5. Purchase for Investment. Such Purchaser acknowledges that the Shares and Warrants have not been registered under the Securities Act or under any state securities laws. Such Purchaser (a) is acquiring its respective Shares and Warrants pursuant to an exemption from registration under the Securities Act solely for investment with no present intention to distribute any of its Shares or Warrants to any Person, (b) will not sell or otherwise dispose of any of its Shares or Warrants, except in compliance with the registration requirements or exemption provisions of the Securities Act and any other applicable securities laws and (c) has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of its investment in the Shares and the Warrants and of making an informed investment decision.

          SECTION 5.6.  Financial Capability.  On the First Closing Date and the
Second Closing Date, such Purchaser will have sufficient funds to make the Initial Purchase and the Subsequent Purchase, respectively, on the terms and conditions contemplated by this Agreement.

          SECTION 5.7. No Other Representations or Warranties, Except for the representations and warranties contained in this Article V, neither such Purchaser nor any other Person has made or makes any other express or implied representation or warranty, either oral or written, on behalf of such Purchaser.

          SECTION 5.8. Brokers. No broker, finder or investment banker is entitled to any broker's, finder's or other fee or commission in connection with the transactions contemplated by this Agreement and the other Transaction Agreements based upon agreements or other arrangements made by or on behalf of such Purchaser.

                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

          SECTION 6.1. Conduct of Business Prior to the First Closing. Except as contemplated by this Agreement and the other Transaction Agreements and except as set forth on Schedule 6.1 or consented to in writing by the Purchasers, prior to the First Closing, the Company and its Subsidiaries shall conduct their respective businesses in all material respects only in the ordinary course and consistent with past practice, shall use all reasonable efforts to preserve substantially intact their respective business organizations, and shall use all reasonable efforts consistent with past practices to preserve their respective relationships with members of golf courses and city clubs and other Persons with whom the Company or any of its Subsidiaries has business dealings and keep available the services of their present employees to the extent material to the operation of the businesses of the Company and its Subsidiaries. Without limiting the generality of the foregoing, except as contemplated by this Agreement and the other Transaction
Agreements, prior to the First Closing neither the Company nor any of its Subsidiaries shall do any of the following without the prior written consent of the Purchasers:

          (a)  amend the certificate of incorporation or by-laws of the Company;

          (b) (i) sell, lease, transfer, mortgage, encumber or otherwise dispose of any of the Company's or its Subsidiaries properties or assets, in one transaction or a series of related transactions, including, without limitation, capital stock in any Subsidiaries of the Company, to any Person other than its wholly-owned Subsidiaries, except for such properties or assets having an aggregate fair market value, as determined in good faith by the Board, of less than $30.0 million or (ii) the transfer of properties or assets to joint ventures, partnerships, corporations or other business entities in which it is or thereby becomes a participant, except for such properties or assets having an aggregate fair market value, as determined in good faith by the Board, of less than $25.0 million;

          (c) merge or consolidate (in the case of the Company) or sell, directly or indirectly, all or substantially all of the Company's assets;

          (d) (i) acquire (directly or through any of its Subsidiaries) by merging or consolidating with, or by purchasing all or a substantial portion of the stock or assets of, or by any other manner acquiring, any business, properties, assets or Person, in one transaction or a series of related transactions, for consideration (including assumed debt) in excess of $50.0 million in the aggregate or (ii) make any investment in any other Person, in one transaction or a series of related transactions, in excess of $10.0 million in the aggregate;

          (e) incur of any Indebtedness (other than (1) short-term Indebtedness incurred to refinance existing short-term Indebtedness or otherwise incurred in the ordinary course of business consistent with past practice, (2) Indebtedness incurred under the New Credit Agreement, as in effect on the date hereof, and (3) Indebtedness of the Company or any of its Subsidiaries to the Company or any of its wholly-owned Subsidiaries), assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other Person, or make any loan, advance or capital contribution (other than to the Company or any of its wholly-owned Subsidiaries) in excess of $25.0 million in the aggregate;

          (f) make or commit to make any capital expenditures in excess of $50.0 million in the aggregate;

          (g) redeem, repurchase or prepay any Indebtedness of the Company or any of its Subsidiaries prior to its scheduled maturity, or amend or modify the terms of any Indebtedness existing on the date hereof or incurred hereafter in compliance with the provisions of this Section 6.1, in each case, except with respect to Indebtedness of less than $20.0 million in the aggregate;

          (h) make, declare, set aside or pay of any dividend or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or other equity interests (or those of any of its Subsidiaries) or any securities or obligations convertible into or exchangeable for any shares of its capital stock or other equity interests (other than dividends by a wholly-owned Subsidiary of the Company to the Company or any other wholly-owned Subsidiary);

          (i) enter into any direct or indirect transaction by the Company or any of its Subsidiaries with an Affiliate of the Company, any Selling Stockholder or any of the other stockholders of the Company party to the Stockholders Agreement or a family member or an Affiliate thereof (including without limitation, the purchase, sale, lease or exchange of any property, or rendering of any service or modification or amendment of any existing agreement or arrangement), other than a transaction which satisfies all three of the following criteria: such transaction (i) is in the ordinary course of business,
(ii) involves or has a potential value of $5.0 million or less and (iii) is no less favorable to the Company than an arm's-length transaction with a third party which is not such a party as determined in good faith by the Board;

          (j) (i) remove or elect any Chief Executive Officer or a similar officer whose responsibility is executive oversight of the Company's and its Subsidiaries' operations or (ii) approve any new, or modify any existing, executive, officer and director compensation plans or agreements offered by the Company or any of its Subsidiaries;

          (k) commence, undertake or engage in any new line of business or otherwise materially change the nature of the business engaged in by the Company and its Subsidiaries on the date hereof;

          (l) commence any proceeding or file any petition in any court relating to bankruptcy, reorganization, insolvency, liquidation or relief from debtors involving the Company;

          (m) settle or compromise any Litigation (whether or not commenced prior to the date of this Agreement), other than settlements or compromises of Litigation where the amount paid does not exceed $15 million for any single
Litigation matter or related group of Litigation matters (provided such settlement or compromise agreements do not involve any material non-monetary obligations on the part of Company or any of its Subsidiaries);

          (n) issue or sell any Common Stock of the Company or other equity interests in the Company (except, in each case, under the Company Plans, as currently in effect on the date hereof);

          (o) make any change in any method of accounting or accounting practice or policy except as required by changes in GAAP and with the concurrence of its independent accountants;

          (p) take any action which would reasonably be expected to cause any representation or warranty of the Company contained in this Agreement to be or become untrue at the First Closing in any material respect; or

          (q) agree to, or make any commitment to, take, or authorize, any of the actions prohibited by this Section 6.1.

          SECTION 6.2. Regulatory and Other Authorizations; Notices and Consents. (a) Each of the Company and the Selling Stockholders shall promptly make any and all filings which it is required to make under the HSR Act for the sale of the New Shares and the Existing Shares, respectively, and the exercise of the Warrants, and the Company and the Selling Stockholders agree to furnish the Purchasers with such necessary information and reasonable assistance as the Purchasers may reasonably request in connection with their preparation of any necessary filings or submissions to the Federal Trade Commission ("FTC") or the Antitrust Division of the U.S. Department of Justice (the "Antitrust Division"), including, without limitation, any filings or notices necessary under the HSR Act. Any such actions with respect to the exercise of the Warrants shall be taken by the Company or the Selling Stockholders, as the case may be, at such times as the Purchasers reasonably shall so request. The Company and the Selling Stockholders shall each, at its own expense, utilize all reasonable efforts to respond to any request for additional information, or other formal or informal request for information, witnesses or documents which may be made by any Governmental Authority pertaining to the Company with respect to the sale of the New Shares and the Existing Shares, respectively, and the exercise of the Warrants, and shall keep the Purchasers fully apprised of their actions with respect thereto.

          (b) Each of the Purchasers shall promptly make any and all filings which it is required to make under the HSR Act with respect to the purchase of the New Shares and the Existing Shares, and the exercise of the Warrants, and the Purchasers agree to furnish the Selling Stockholders and the Company with such necessary information and reasonable assistance as they may request in connection with their preparation of any necessary filings or submissions to the FTC or the Antitrust Division, including, without limitation, any filings or notices necessary under the HSR Act. The Purchasers shall, at their own expense, utilize all reasonable efforts to respond promptly to any request for additional information, or other formal or informal request for information, witnesses or documents which may be made by any Governmental Authority pertaining to the Purchasers with respect to the purchase of the New Shares and the Existing Shares, and the exercise of the Warrants, and shall keep the Company and the Selling Stockholders fully apprised of its actions with respect thereto.

          (c) Each of the parties hereto shall use their commercially reasonable efforts to give such notices and obtain all other authorizations, consents, orders and approvals of all Governmental Authorities and other third parties that may be or become necessary for its execution and delivery of, and the performance of its obligations pursuant to, this Agreement and the other Transaction Agreements and will cooperate fully with the other parties hereto in promptly seeking to obtain all such authorizations, consents, orders and approvals.

          SECTION 6.3. Access to Information. (a) The Company and its Subsidiaries shall, and shall cause their respective officers, employees, counsel, financial advisors and other representatives to, afford to the Purchasers and their representatives reasonable access during normal business hours prior to the Second Closing to their respective properties, books, contracts, personnel, records, Tax Returns and related work papers and, during such period, the Company and its Subsidiaries shall, and shall cause their respective officers, employees and representatives to, furnish promptly to the Purchasers all information concerning their respective businesses, properties, financial condition, operations and personnel as the Purchasers may from time to time reasonably request.

          (b) All information provided or obtained pursuant to clause (a) above shall be held by the Purchasers (and the Purchasers shall make certain that it agents are informed of the confidential nature of such information and agree to maintain such information) in accordance with and subject to the terms of the Confidentiality Agreement, dated as of April 19, 1999, between the Company and The Cypress Group LLC as if each of the Purchasers was a party thereto with the obligations of The Cypress Group LLC thereunder.

          (c) No investigation pursuant to this Section 6.3 shall affect any representations or warranties of the parties herein or the conditions to the obligations of the parties hereto.

          SECTION 6.4. Further Action. Each of the parties hereto shall use its commercially reasonable efforts to take, or cause to be taken, all appropriate action, do or cause to be done all things necessary, proper or advisable under applicable law, and execute and deliver such documents and other papers, as may be required to consummate the transactions contemplated by this Agreement and the other Transaction Agreements.

          SECTION 6.5. Reservation of Shares. From and after the First Closing Date, the Company shall at all times reserve and keep available for issuance (i) upon the exercise of the Warrants, such number of its authorized but unissued Shares as shall be sufficient to permit the exercise in full of all outstanding Warrants and (ii) such number of its authorized but unissued Shares as the Company, in its reasonably good faith judgment, believes shall be sufficient to permit the issuance of all of the Subsequent New Shares.

          SECTION 6.6. Appointment of Directors. Prior to the First Closing, the Company shall take all action necessary to increase the size of its Board of Directors by adding three directorships and to elect two designees of the Purchasers to the Board of Directors, with the one remaining vacancy to be filled by an independent director at or subsequent to the First Closing in accordance with the terms of the Stockholders Agreement. Each of the Selling Stockholders hereby agrees to take such action as may be required under applicable law to effect the foregoing.

          SECTION 6.7. New Credit Agreement. Prior to the First Closing, the Company shall use its commercially reasonable efforts to cause the New Credit Agreement to be amended to allow for the Company to perform its obligations under this Agreement and the Stockholders Agreement.

          SECTION 6.8. D&O Insurance. Prior to the First Closing, the Company shall amend its directors' and officers' liability insurance policy to include the persons designated by the Purchasers to serve on the Company's Board of Directors as named insureds and to provide for minimum annual coverage of at least $10.0 million.

          SECTION 6.9. Operating Company. So long as the Purchasers shall have the right to designate at least one member of the Board of Directors of the Company pursuant to Section 5.1 of the Stockholders Agreement, the Company shall constitute an "operating company" within the meaning of 29 CFR Section 2510.3-101(c).

                                   ARTICLE VII

                             CONDITIONS TO CLOSINGS

          SECTION  7.1.  Conditions to Obligations of  the Purchasers.

          (a) The obligations of each of the Purchasers to consummate the Initial Purchase and the other transactions contemplated by this Agreement (other than the Subsequent Purchase) and the other Transaction Agreements shall be subject to the fulfillment, at or prior to the First Closing, of each of the following conditions (provided that any such condition may be waived with respect to any Purchaser by such Purchaser in its sole discretion):

          (i) Representations, Warranties and Covenants. Each of the representations and warranties of the Company and the Selling Stockholders contained in this Agreement that is qualified as to materiality or Material Adverse Effect shall be true and correct, and each of the representations and warranties of the Company and the Selling Stockholders contained in this Agreement that is not so qualified as to materiality or Material Adverse Effect shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the First Closing Date, with the same force and effect as if made on and as of the First Closing Date, except for those representations and warranties which address matters only as of a particular date (which shall be true and correct, or true and correct in all material respects, as the case may be, as of such date), and each of the Company and the Selling Stockholders shall have performed in all material respects all agreements, obligations, covenants and conditions required hereby to be performed and complied with by it prior to or on the First Closing Date. The Purchasers shall have received a certificate from the Company signed by its Chief Executive Officer and from a duly authorized designee of the trustees in the case of a Selling Stockholder that is a trust, or a duly authorized officer in the case of each Selling Stockholder that is a foundation, in each case dated as of the First Closing Date, with respect to the matters described in this
Section 7.1(a)(i) in the forms attached hereto as Exhibits C-1 and C-2, respectively.

          (ii) Approvals; Consents. All consents, approvals and waivers from Governmental Authorities and other parties (including under all of the Material Contracts) necessary to permit the consummation of the Initial Purchase and the other transactions contemplated by this Agreement and the other Transaction Agreements shall have been obtained, and no such consent, approval or waiver of any Governmental Authority or such other third party shall contain any term or condition that the Purchasers in their reasonable discretion determine to be unduly burdensome.

          (iii) No Proceeding or Litigation. No action, suit, investigation or proceeding shall have been commenced by any Governmental Authority against any party hereto seeking to restrain or delay the Initial Purchase or the other transactions contemplated by this Agreement and the other Transaction Agreements.

          (iv) No Order. There shall not be in effect any Law or Government Order directing that the Initial Purchase and the other transactions contemplated by this Agreement and the other Transaction Agreements not be consummated or which has the effect of rendering it unlawful to consummate such transactions.

          (v) Legal Opinions. The Company and the Selling Stockholders shall have delivered to the Purchasers the opinions of Sullivan & Cromwell, counsel to the Company, Hughes & Luce L.L.P., counsel to the Selling Stockholders, and Morris, Nichols, Arsht & Tunnell, special Delaware counsel to the Company and the Selling Stockholders, in each case dated as of the First Closing Date, in the forms attached hereto as Exhibits D-1, D-2 and D-3, respectively.

          (vi) Transaction Agreements. The Company, the Selling Stockholders and the other stockholders of the Company party thereto shall have executed and delivered the Stockholders Agreement.

          (vii) Tax Certificates. Each of the Selling Stockholders shall have delivered to the Purchasers an exemption certificate properly executed, which meets the requirements of Treasury Regulation section 1.1445-2 and which is in a form reasonably satisfactory to the Purchasers.

          (viii) HSR Act. All applicable waiting periods under the HSR Act with respect to the transactions contemplated by this Agreement and the other Transaction Agreements (including the Initial Purchase and the Subsequent Purchase) shall have expired or been terminated.

          (ix) Appointment of Directors. The Company and the Selling Stockholders shall have taken all actions required by Section 6.6.

          (x) New Credit Agreement. The New Credit Agreement shall have been amended as contemplated by Section 6.7.

          (xi) D&O Insurance. The Company's directors' and officers' liability insurance policy shall have been amended as contemplated by Section 6.8.

          (b) The obligations of each of the Subsequent Purchasers to consummate the Subsequent Purchase and the other transactions contemplated by this Agreement and the other Transaction Agreements shall be subject to the fulfillment, at or prior to the Second Closing, of each of the following conditions (provided that any such condition may be waived with respect to any Subsequent Purchaser by such Subsequent Purchaser in its sole discretion):

          (i) Representations, Warranties and Covenants. Each of the representations and warranties of the Company contained in this Agreement that is qualified as to materiality or Material Adverse Effect shall be true and correct, and each of the representations and warranties of the Company contained in this Agreement that is not so qualified as to materiality or Material Adverse Effect shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Second Closing Date, with the same force and effect as if made on and as of the Second Closing Date, except for those representations and warranties which address matters only as of a particular date (which shall be true and correct, or true and correct in all material respects, as the case may be, as of such date), and the Company shall have performed in all material respects all agreements, obligations, covenants and conditions required hereby to be performed and complied with by it prior to or on the Second Closing Date. The Subsequent Purchasers shall have received a certificate from the Company signed by its Chief Executive Officer and dated as of the Second Closing Date with respect to the matters described in this Section 7.1(b)(i) in the form attached hereto as Exhibit C-1.

          (ii) Approvals; Consents. All consents, approvals and waivers from Governmental Authorities and other parties (including under all of the Material Contracts) necessary to permit the consummation of the Subsequent Purchase and the other transactions contemplated by this Agreement and the other Transaction Agreements shall have been obtained, and no such consent, approval or waiver of any Governmental Authority or such other third party shall contain any term or condition that the Subsequent Purchasers in their reasonable discretion determine to be unduly burdensome.

          (iii) No Proceeding or Litigation. No action, suit, investigation or proceeding shall have been commenced by any Governmental Authority against any party hereto seeking to restrain or delay the Subsequent Purchase or the other transactions contemplated by this Agreement and the other Transaction Agreements.

          (iv) No Order. There shall not be in effect any Law or Government Order directing that the Subsequent Purchase and the other transactions contemplated by this Agreement and the other Transaction Agreements not be consummated or which has the effect of rendering it unlawful to consummate such transactions.

          (v)  Initial  Purchase.  The  Initial  Purchase  shall  have occurred.

                       [CONFIDENTIAL TREATMENT REQUESTED]

          (vii) Legal Opinion. The Company shall have delivered to the Subsequent Purchasers the opinion of Sullivan & Cromwell, counsel to the Company, dated as of the Second Closing Date, addressing the matters specified in paragraphs 4, 5, 6 and 7 of, and in the form attached hereto as, Exhibit D-1.

          SECTION 7.2. Conditions to Obligations of the Company and the Selling Stockholders.

          (a) The obligations of the Company and the Selling Stockholders to consummate the Initial Purchase and the other transactions contemplated by this Agreement (other than the Subsequent Purchase) and the other Transaction Agreements shall be subject to the fulfillment, at or prior to the First Closing, of each of the following conditions (provided that any such condition may be waived with respect to the Company or any Selling Stockholder by the Company or such Selling Stockholder, as the case may be, in its sole discretion):

          (i) Representations, Warranties and Covenants. Each of the representations and warranties of the Purchasers contained in this Agreement that is qualified as to materiality or Material Adverse Effect shall be true and correct, and each of the representations and warranties of the Purchasers contained in this Agreement that is not so qualified as to materiality or Material Adverse Effect shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the First Closing Date, with the same force and effect as if made on and as of the First Closing Date, except for those representations and warranties which address matters only as of a particular date (which shall be true and correct, or true and correct in all material respects, as the case may be, as of such date), and the Purchasers shall have performed in all material respects all agreements, obligations, covenants and conditions required hereby to be performed and complied with by it prior to or on the First Closing Date. The Company and the Selling Stockholders shall have received a certificate from each of the Purchasers signed by a general partner thereof, in each case dated as of the First Closing Date, with respect to the matters described in this Section 7.2(a)(i) in the form attached hereto as Exhibit E.

          (ii) No Proceeding or Litigation. No action, suit, investigation or proceeding shall have been commenced by any Governmental Authority against any party hereto seeking to restrain or delay the Initial Purchase or the other transactions contemplated by this Agreement and the other Transaction Agreements.

          (iii) No Order. There shall not be in effect any Law or Government Order directing that the Initial Purchase or the other transactions contemplated by this Agreement and the other Transaction Agreements not be consummated or which has the effect of rendering it unlawful to consummate such transactions.

          (iv) Approvals; Consents. All consents, approvals and waivers from Governmental Authorities and other parties necessary to permit the consummation of the Initial Purchase and the transactions contemplated by this Agreement and the other Transaction Agreements shall have been obtained.

          (v) Legal Opinions. The Purchasers shall have delivered to the Company and the Selling Stockholders the opinions of Simpson Thacher & Bartlett, counsel to the Purchasers, and Morris, Nichols, Arsht & Tunnell, special Delaware counsel to the Company, in each case dated as of the First Closing Date, in the forms attached hereto as Exhibits F and D-3, respectively.

          (vi) Transaction Agreements. The Purchasers shall have executed and delivered the Stockholders Agreement.

          (vii) HSR Act. All applicable waiting periods under the HSR Act with respect to the transactions contemplated by this Agreement and the other Transaction Agreements (including the Initial Purchase and the Subsequent Purchase) shall have expired or been terminated.

          (b) The obligation of the Company to consummate the Subsequent Purchase and the other transactions contemplated by this Agreement and the other Transaction Agreements shall be subject to the fulfillment, at or prior to the Second Closing, of each of the following conditions (provided that any such condition may be waived by the Company in its sole discretion):

          (i) Representations, Warranties and Covenants. Each of the representations and warranties of the Subsequent Purchasers contained in this Agreement that is qualified as to materiality or Material Adverse Effect shall be true and correct, and each of the representations and warranties of the Subsequent Purchasers contained in this Agreement that is not so qualified as to materiality or Material Adverse Effect shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Second Closing Date, with the same force and effect as if made on and as of the Second Closing Date, except for those representations and warranties which address matters only as of a particular date (which shall be true and correct, or true and correct in all material respects, as the case may be, as of such date), and the Subsequent Purchasers shall have performed in all material respects all agreements, obligations, covenants and conditions required hereby to be performed and complied with by it prior to or on the Second Closing Date. The Company shall have received a certificate from each of the Subsequent Purchasers signed by a general partner thereof, in each case dated as of the Second Closing Date, with respect to the matters described in this Section 7.2(b)(i) in the form attached hereto as Exhibit E.

          (ii) No Proceeding or Litigation. No action, suit, investigation or proceeding shall have been commenced by any Governmental Authority against any party hereto seeking to restrain or delay the Subsequent Purchase or the other transactions contemplated by this Agreement and the other Transaction Agreements.

          (iii) No Order. There shall not be in effect any Law or Government Order directing that the Subsequent Purchase or the other transactions contemplated by this Agreement and the other Transaction Agreements not be consummated or which has the effect of rendering it unlawful to consummate such transactions.

          (iv) Approvals; Consents. All consents, approvals and waivers from Governmental Authorities and other parties necessary to permit the consummation of the Subsequent Purchase and the transactions contemplated by this Agreement and the other Transaction Agreements shall have been obtained.

          (v)  Initial  Purchase.  The  Initial  Purchase  shall  have occurred.

                       [CONFIDENTIAL TREATMENT REQUESTED]

          (vii) Legal Opinion. The Subsequent Purchasers shall have delivered to the Company the opinion of Simpson Thacher & Bartlett, counsel to the Subsequent Purchasers, dated as of the Second Closing Date, addressing the matters specified in paragraph 4 of, and in the form attached hereto as, Exhibit F.

                                  ARTICLE VIII

                                 INDEMNIFICATION

          SECTION 8.1. (a) (i) The representations and warranties contained in Sections 3.3 and 4.3(c) and the last sentence of Section 4.3(a) of this Agreement shall survive indefinitely.

          (ii) All other representations and warranties contained in this Agreement shall survive until the eighteen month anniversary of the First Closing Date, with the exception of Sections 4.12, 4.17 and 4.18, which shall survive until the later of (i) the eighteen month anniversary of the First Closing Date or (ii) three months after the expiration of the applicable statute of limitations with respect to the subject matter thereof.

          (b) The representations and warranties contained in this Agreement, and the rights and remedies that may be exercised by any Person seeking indemnification hereunder, shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by, any such Person or its representatives.

          (c) For purposes of this Agreement, each statement or other item of information set forth by the Company on any Schedule hereto shall be deemed to be a representation and warranty made by the Company in this Agreement.

          SECTION 8.2. Indemnification. (a) From and after the First Closing Date and subject to Sections 8.1, 8.3 and 8.6, the Company shall defend, indemnify and hold harmless the Purchasers and their respective Affiliates and each director, officer, member, partner, employee and agent of such Persons against any loss, damage, claim, liability, judgment or settlement of any nature or kind, including all costs and expenses relating thereto, including without limitation, interest, penalties and reasonable attorneys' fees (collectively "Damages"), arising out of, resulting from or relating to:

          (i) the breach of any representation or warranty contained in Article IV, or any certificate delivered by the Company pursuant hereto; and

          (ii) the breach by the Company of any covenant or agreement (whether to be performed prior to or after the First Closing) contained in this Agreement, or any certificate delivered by the Company pursuant hereto.

          (b) From and after the First Closing Date and subject to Sections 8.1, 8.3 and 8.6, each Selling Stockholder shall, severally and not jointly, defend, indemnify and hold harmless the Purchasers and their respective Affiliates and each director and officer of such Persons against Damages arising out of, resulting from or relating to:

          (i) the breach by such Selling Stockholder of any representation or warranty made by it in Article III, or any certificate delivered by such Selling Stockholder pursuant hereto; and

          (ii) the breach by such Selling Stockholder of any covenant or agreement (whether to be performed prior to or after the First Closing) contained in this Agreement, or any certificate delivered by such Selling Stockholder pursuant hereto.

          (c) From and after the First Closing Date and subject to Sections 8.1, 8.3 and 8.6, each Purchaser shall, severally and not jointly, defend, indemnify and hold harmless the Company and the Selling Stockholders and their respective Affiliates and each trustee, director and officer of such Persons against any Damages arising out of, resulting from or relating to:

          (i) the breach by such Purchaser of any representation or warranty contained in Article V, or any certificate delivered by such Purchaser pursuant hereto; and

          (ii) the breach by such Purchaser of any covenant or agreement (whether to be performed prior to or after the First Closing) contained in this Agreement, or any certificate delivered by such Purchaser pursuant hereto.

          (d) The term "Damages" as used in this Article VIII is not limited to matters asserted by third parties against any Person entitled to be indemnified under this Article VIII, but includes Damages incurred or sustained by any such Person in the absence of third party claims.

          SECTION 8.3. Indemnification Amount. (a) No Indemnitor (as defined below) shall have liability under Section 8.2(a)(i), (b)(i) or (c)(i), as the case may be, until the aggregate amount of Damages theretofore incurred by the Indemnitee (as defined below), as the case may be, exceeds $2.5 million (the "Deductible"), in which case the Indemnitee shall be entitled to Damages in an aggregate amount up to (i) in the case of the Company, the New Shares Purchase Price, (ii) in the case of each Selling Stockholder, the amount of the Existing Shares Purchase Price received by or for the benefit of such Selling Stockholder and (iii) in the case of each Purchaser, an amount equal to the product of (x) $1.0 million and (y) the quotient obtained by dividing the number of Shares purchased by such Purchaser by the total number of Shares purchased by all of the Purchasers; provided, however, that the Indemnitor shall be liable only for the amount by which all Damages exceed the Deductible; provided, further, that no individual claim for payment of Damages may be made under Section 8.2(a)(i),
(b)(i) or (c)(i) unless such claim (or the aggregate amount of related claims) is in an amount of $50,000 or greater.

          (b) The limitations on the indemnification obligations set forth in this Section 8.3 shall not apply to any covenants or agreements of the parties in this Agreement. In addition, notwithstanding the provisions of paragraph (a) above, the limitations on the indemnification obligations of the parties set forth therein shall not apply to breaches of the representations and warranties made in Sections 3.3 and 4.3(c) and the last sentence of 4.3(a).

          (c) Notwithstanding anything to the contrary set forth herein, no limitation on the indemnification obligations set forth in this Section 8.3 shall apply to any breach of a representation or warranty made as of the date hereof if such representation or warranty was made with knowledge by the party making such representation or warranty that it (i) contained an untrue statement of a material fact or (ii) omitted to state a material fact necessary to make the statements contained therein not misleading. Solely for purposes of calculating the amount of Damages incurred arising out of or relating to any breach or representation or warranty (and not for purposes of determining whether or not a breach has occurred), the references to "Material Adverse Effect" or other materiality qualifications (or correlative terms), including as expressed in accounting concepts, shall be disregarded.

          SECTION 8.4. Indemnification Procedures (a) In the event that any Person shall incur or suffer any Damages in respect of which indemnification may be sought hereunder, such Person (the "Indemnitee") may assert a claim for indemnification by written notice (the "Notice") to the party from whom indemnification is being sought (the "Indemnitor"), stating the amount of Damages, if known, and the nature and basis of such claim. In the case of Damages arising or which may arise by reason of any third-party claim, promptly after receipt by an Indemnitee of written notice of the assertion or the commencement of any action with respect to any matter in respect of which indemnification may be sought hereunder (but in no event more than 20 days after receipt of such notice), the Indemnitee shall give Notice to the Indemnitor and shall thereafter keep the Indemnitor reasonably informed with respect thereto, provided that failure of the Indemnitee to give the Indemnitor prompt notice as provided herein shall not relieve the Indemnitor of any of its obligations hereunder, except to the extent that the Indemnitor is materially prejudiced by such failure. In case any such action is brought against any Indemnitee, the Indemnitor shall be entitled to assume the defense thereof, by written notice of its intention to do so to the Indemnitee within 20 days after receipt of the Notice. If the Indemnitor shall assume the defense of such action, it shall not settle such action without the prior written consent of the Indemnitee, which consent shall not be unreasonably withheld; provided that an Indemnitee shall not be required to consent to any settlement that (i) does not include as an unconditional term thereof the giving by the claimant or the plaintiff of an unconditional release of the Indemnitee from all liability with respect to such action or (ii) involves the imposition of equitable remedies or the imposition of any material obligations on such Indemnitee other than financial obligations for which such Indemnitee will be indemnified hereunder. As long as the Indemnitor is contesting any such action in good faith and on a timely basis, the Indemnitee shall not pay or settle any claims brought under such action. Notwithstanding the assumption by the Indemnitor of the defense of any action as provided in this Section 8.3, the Indemnitee shall be permitted to participate in the defense of such action and to employ counsel at its own expense; provided, however, that if (i) the defendants in any action shall include both an Indemnitor and any Indemnitee and such Indemnitee shall have reasonably concluded that counsel selected by Indemnitor has a potential conflict of interest because of the availability of different or additional defenses to such Indemnitee or (ii) the Indemnitor has not employed counsel reasonably satisfactory to such Indemnitee, such Indemnitee shall have the right to select one separate counsel to participate in the defense of such action on its behalf, at the expense of the Indemnitor.

          (b) If the Indemnitor shall fail to notify the Indemnitee of its desire to assume the defense of any such action within the prescribed period of time, or shall notify the Indemnitee that it will not assume the defense of any such action, then the Indemnitee may assume the defense of any such action, in which event it may do so acting in good faith in such manner as it may deem appropriate, and the Indemnitor shall be bound by any determination made in such action; provided, however, that the Indemnitee shall not be permitted to settle such action without the consent of the Indemnitor, which consent shall not be unreasonably withheld or delayed. The Indemnitor shall be permitted to join in the defense of such action and to employ counsel at its own expense.

          (c) Amounts payable by the Indemnitor to the Indemnitee in respect of any Damages for which such party is entitled to indemnification hereunder shall be payable by the Indemnitor as incurred by the Indemnitee.

          (d) In the event of any dispute between the parties regarding the applicability of the indemnification provisions of this Agreement, the prevailing party shall be entitled to recover all Damages incurred by such party arising out of, resulting from or relating to such dispute.

          (e) Any payments pursuant to this Article VIII shall be treated as an adjustment to the Existing Shares Purchase Price or the New Shares Purchase Price, as the case may be.

          SECTION 8.5. Non-Exclusive. Remedy The indemnification remedies provided in this Article VIII shall not be deemed to be exclusive. Accordingly, the exercise by any Person of any of its rights under this Article VIII shall not be deemed to be an election of remedies and shall not be deemed to prejudice, or to constitute or operate as a waiver of, any other right or remedy that such Person may be entitled to exercise (whether under this Agreement, under any other contract, under any law or otherwise).

          SECTION 8.6. Certain Limitations. The indemnification obligations of the parties hereto for any breach of a representation and warranty described in
Article III, IV or V of this Agreement shall survive for only the period applicable to such representations and warranties as set forth in Section 8.1 of this Agreement, and thereafter all such representations and warranties of the parties hereto under this Agreement shall be extinguished; provided, however, that such indemnification obligation shall not be extinguished in the event of Damages incurred as a result of an investigation, review, suit, claim or action that was instituted or begun prior to the expiration of the survival period set forth in Section 8.1 if noticed to the Indemnitor in the time and in the manner required by Section 8.4. Subject to the proviso at the end of the immediately preceding sentence, no claim for the recovery of such Damages may be asserted by an Indemnitee after such period; provided, however, that claims first asserted in writing and noticed with particularity as required by Section 8.4 within such period shall not thereafter be barred.

                                   ARTICLE IX

                             TERMINATION AND WAIVER

          SECTION 9.1. Termination. (a) This Agreement may be terminated, and the transactions contemplated hereby abandoned, at any time prior to the First
Closing:

          (i) by the Company and the Selling Stockholders on the one hand, or the Purchasers on the other hand, in the event of a material breach or default by the other party of or in any representation, warranty, covenant or agreement of such other party contained in this Agreement which breach or default (x) would permit the non-breaching or non-defaulting party to elect not to consummate the transactions contemplated by this Agreement pursuant to Section 7.1(a) or 7.2(a) of this Agreement, and (y) either cannot by its terms be cured or has not been cured within 30 days after written notice of such breach or default, describing such breach or default in reasonable detail, is given by the terminating party to the breaching or defaulting party;

          (ii) by the Company, any Selling Stockholder or any Purchaser if the First Closing shall not have occurred on or prior to 90 days after the date of this Agreement; provided, however, that the right to terminate this Agreement under this Section 9.1(a)(ii) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the First Closing to occur on or prior to such date;

          (iii) by the Company, any Selling Stockholder or any Purchaser in the event that any Governmental Authority whose consent is necessary for the consummation of the transactions contemplated by this Agreement shall have issued a final, non-appealable Government Order or taken any other final, non-appealable action restraining, enjoining, denying approval of or otherwise prohibiting the transactions contemplated by this Agreement and the other Transaction Agreements; or

          (iv) by the mutual written consent of the Company, each Selling Stockholder and each Purchaser.

          (b) Upon termination of this Agreement pursuant to Section 9.1(a), this Agreement and the other Transaction Agreements shall be void and of no further force and effect and no party shall have any liability to any other party under this Agreement and the other Transaction Agreements, except that nothing herein shall relieve any party from any liability for the breach of any of the representations, warranties, covenants and agreements set forth in this Agreement and except as contemplated by Section 10.1.

          (c) The Subsequent Purchase may be abandoned at any time prior to the Second Closing:

          (i) by the Company or the Subsequent Purchasers in the event of a material breach or default by the other party of or in any representation, warranty, covenant or agreement of such other party contained in this Agreement which breach or default (x) would permit the non-breaching or non-defaulting party to elect not to consummate the Subsequent Purchase pursuant to Section 7.1(b) or 7.2(b) of this Agreement, and (y) either cannot by its terms be cured or has not been cured within 30 days after written notice of such breach or default, describing such breach or default in reasonable detail, is given by the terminating party to the breaching or defaulting party;

          (ii) by the Company or any Subsequent Purchaser if the Second Closing shall not have occurred on or prior to 150 days after the date of this Agreement; provided, however, that the right to terminate the Subsequent Purchase under this Section 9.1(c)(ii) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Second Closing to occur on or prior to such date;

          (iii) by the Company or any Subsequent Purchaser in the event that any Governmental Authority whose consent is necessary for the Subsequent Purchase shall have issued a final, non-appealable Government Order or taken any other final, non-appealable action restraining, enjoining, denying approval of or otherwise prohibiting the Subsequent Purchase; or

          (iv) by the mutual written consent of the Company and each Subsequent Purchaser.

          (d) Upon termination of the Subsequent Purchase pursuant to Section 9.1(c), the obligation of the Company and the Subsequent Purchasers to consummate the Subsequent Purchase shall terminate and no party shall have any liability to any other party under this Agreement and the other Transaction Agreements with respect thereto; provided, however, that upon such termination, this Agreement and the other Transaction Agreements shall remain in all other respects in full force and effect and no party shall be relieved of any other any obligation or liability hereunder or thereunder upon such termination.

                                    ARTICLE X

                               GENERAL PROVISIONS

          SECTION 10.1. Expenses. Except as otherwise specified in this Agreement, the Company shall pay all costs and expenses, including, without limitation, the filing fees under the HSR Act, fees and disbursements of counsel, financial and other advisors and accountants incurred in connection with this Agreement and the other Transaction Agreements, and the transactions contemplated hereby and thereby; provided, however, that the Company shall not pay any expenses incurred by the Purchasers hereunder if this Agreement is terminated prior to the First Closing Date; and provided, further, that the maximum amount of such costs and expenses of the Purchasers and their counsel, financial and other advisors and accountants to be paid by the Company shall not exceed $600,000. The Purchasers shall pay all transfer taxes and charges attributable to the transfer of the New Shares and the Existing Shares.

          SECTION 10.2. Notices. Any notice, request, claim, demand or other communication under this Agreement shall be in writing, shall be either personally delivered, delivered by facsimile transmission or sent by reputable overnight courier service (charges prepaid) to the address for such Person set forth below or such other address as the recipient party has specified by prior written notice to the other parties hereto and shall be deemed to have been given hereunder when receipt is acknowledged for personal delivery or facsimile transmission or one day after deposit with a reputable overnight courier service.

(a) if to the Purchasers:

c/o The Cypress Group
65 East 55th Street, 19th Floor
New York, New York  10022
Fax:  (212) 705-0199
Attention:  James L. Singleton

with a copy to:

Simpson Thacher & Bartlett
425 Lexington Avenue
New York, NY 10017
Fax:  (212) 455-2502
Attention:  David B. Chapnick, Esq.

(b)  if to the Company:

ClubCorp, Inc.
3030 LBJ Freeway
Suite 700
Dallas, Texas 75234
Fax:  (972) 888-7717
Attention:  Terry A. Taylor, Esq.

with a copy to:

Sullivan & Cromwell
125 Broad Street
New York, New York 10004
Fax:  (212) 558-3588
Attention:  Andrew D. Soussloff, Esq.

(c) if to the Selling Stockholders:

c/o ClubCorp, Inc.
3030 LBJ Freeway
Suite 700
Dallas, Texas 75234
Fax:  (972) 888-7717
Attention:  Terry A. Taylor, Esq.

with a copy to each of:

Sullivan & Cromwell
125 Broad Street
New York, New York 10004
Fax:  (212) 558-3588
Attention:  Andrew D. Soussloff,  Esq.

and

Hughes & Luce, L.L.P.
1717 Main Street, Suite 2800
Dallas, Texas 75201
Fax: (214) 939-5849
Attention:  Vester T. Hughes, Jr., Esq.

          SECTION 10.3. Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          SECTION 10.4. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that each party need not sign the same counterpart.

          SECTION 10.5. Entire Agreement; No Third Party Beneiciaries. (a) This Agreement constitutes the entire agreement and supersedes all prior agreements and undertakings, both written and oral, between the parties with respect to the subject matter hereof.

          (b) Except for the provisions of Article VIII relating to Indemnified Parties, this Agreement shall be binding upon and inure solely to the benefit of each party hereto and their permitted successors and assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

          SECTION 10.6. Governing Law; Consent to Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of New York and the United States District Court for the Southern District of New York for any Litigation in any court or before any Governmental Authority arising out of or relating to this Agreement and the transactions contemplated hereby and further agrees that service of any process, summons, notice or document by U.S. mail to its respective address set forth in this Agreement shall be effective service of process for any Litigation brought against it in any such court. Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any Litigation arising out of this Agreement or the transactions contemplated hereby in the courts of the State of New York sitting in the Borough of Manhattan in the City of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Litigation brought in any such court has been brought in an inconvenient forum.

          SECTION 10.7. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.

          SECTION 10.8. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto, in whole or in part (whether by operation of law or otherwise), without the prior written consent of the other parties hereto, and any attempt to make any such assignment without such consent shall be null and void; provided, however, that the Purchasers may, without the consent of any of the other parties to this Agreement, assign its rights and obligations hereunder to any of its Affiliates (provided that no such assignment shall relieve the Purchasers of their responsibility for the performance of their obligations hereunder). Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by, the parties and their respective successors and assigns.

          SECTION 10.9. Other Agreements. The parties hereto acknowledge and agree that, except as otherwise expressly set forth in this Agreement, the rights and obligations of the Company, the Selling Stockholders and the Purchasers under any other agreement between the parties shall not be affected by any provision of this Agreement.

          SECTION 10.10. Amendment. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

          SECTION 10.11. Waiver of Jury Trial. TO THE FULLEST EXTENT PERMITTED BY LAW, THE PARTIES HERETO HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION.

     SECTION 10.12. Public Disclosure. Notwithstanding anything herein to the contrary, each of the parties to this Agreement hereby agrees with the other parties hereto that, except as may be required to comply with the requirements of any applicable Law (including, without limitation, regulations of the SEC), no press release or similar public announcement or communication shall be made or caused to be made concerning the execution or performance of this Agreement unless the parties shall have agreed in advance with respect thereto.

          IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

CLUBCORP, INC.

By:    /s/Robert H. Dedman, Jr.
Name:  Robert H. Dedman, Jr.
Title: CEO


THE DEDMAN FOUNDATION

By:    /s/Robert H. Dedman
Name:  Robert H. Dedman
Title: President


THE ROBERT AND NANCY
DEDMAN FOUNDATION

By:    /s/Robert H. Dedman
Name:  Robert H. Dedman
Title: Chairman


ROBERT DEDMAN TRUST #1

By:    /s/Patricia Dedman Dietz
Name:  Patricia Dedman Dietz
Title: Signatory by Trustee Consent


ROBERT DEDMAN TRUST #2

By:    /s/Robert H. Dedman, Jr.
Name:  Robert H. Dedman, Jr.
Title: Signatory by Trustee Consent


CYPRESS MERCHANT BANKING PARTNERS L.P.

By:  Cypress Associates L.P., its General Partner

By:  The Cypress Group L.L.C., its General Partner

By:    /s/James L. Singleton
Name:  James L. Singleton
Title: Member


CYPRESS OFFSHORE PARTNERS L.P.

By:  Cypress Associates L.P., its General Partner

By:  The Cypress Group L.L.C., its General Partner

By:    /s/James L. Singleton
Name:  James L. Singleton
Title: Member


CYPRESS MERCHANT BANKING PARTNERS II L.P.

By:  Cypress Associates II LLC, its General Partner


By:    /s/James L. Singleton
Name:  James L. Singleton
Title: Member


CYPRESS MERCHANT BANKING II C.V.

By:  Cypress Associates II LLC, its Managing General Partner


By:     /s/James L. Singleton
Name:  James L. Singleton
Title: Member

55th STREET PARTNERS II L.P.

By:  Cypress Associates II LLC, its General Partner

By:    /s/James L. Singleton
Name:  James L. Singleton
Title: Member